As filed with the Securities and Exchange Commission on August 10, 2005.
Registration No. 333-125727

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________

Amendment No. 1 to
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________________________

SOLOMON TECHNOLOGIES, INC.
(Name of small business issuer in its charter)
___________________________________

Delaware	3621	52-1812208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1400 L&R Industrial Boulevard
Tarpon Springs, Florida 34689
(727) 934-8778
(Address and telephone number of principal executive offices)

Peter W. DeVecchis, Jr., President
Solomon Technologies, Inc.
1400 L&R Industrial Boulevard
Tarpon Springs, Florida 34689
Telephone: (727) 934-8778
(Name, address and telephone number of agent for service)

With copies to:
Ralph W. Norton, Esq.
Davis & Gilbert LLP
1740 Broadway
New York, New York 10019
Telephone: (212) 468-4800
___________________________________

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

_______________________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value per share	1,680,441(1)	$0.69(2)	$1,159,502	$136.47
Common Stock, $.001 par value per share	630,240(1), (3)	$0.69(2)	$34,865.60	$51.18(4)
Common Stock, $.001 par value per share	1,174,788(1) (5)	$0.55(6)	$46,133.40	$76.05
Common Stock, $.001 par value per value	8,745,637(1) (7)	$0.55(6)	$4,810,100.30	$566.15(8)
Total	12,231,106			$829.85

(1)	All of these shares are being offered by selling stockholders.

(2)
Estimated solely for the purpose of computing the registration fee. The proposed maximum offering price per share and maximum aggregate offering price for the shares being registered hereby are calculated in accordance with Rule 457(c) under the Securities Act using the average of the high and low sales price per share of our common stock on June 6, 2005, as reported on the OTC Bulletin Board.

(3)
This registration statement amends our registration statement on Form SB-2, Commission File No. 333-108977, and pursuant to Rule 429 of the Securities Act, carries forward 639,240 shares of common stock consisting of 340,354 outstanding shares and 289,886 shares issuable upon exercise of outstanding warrants, held by certain selling stockholders.

(4)
A filing fee of $404.50 was previously paid in connection with and at the time of the filing of the original registration statement relating to the shares referred to in footnote 3 above and certain other shares that have already been sold pursuant to the original registration statement. These shares are being carried forward pursuant to Rule 429 of the Securities Act. As a result of their anti-dilution provisions, the warrants are now exercisable for an additional 33,517 shares of common stock. We are paying a filing fee for these additional shares with this amendment. The additional shares are included in footnote 5 below.

(5)
These shares include an aggregate of 108,005 shares of common stock for which the warrants referred to in footnote 3 above may be exercised and the Series A preferred stock referred to in footnote 8 below may be converted as a result of anti-dilution adjustments. These shares also include 925,029 shares of common stock issuable upon conversion of Series B preferred stock.

(6)
Estimated solely for the purpose of computing the registration fee. The proposed maximum offering price per share and maximum aggregate offering price for the shares being registered hereby are calculated in accordance with Rule 457(c) under the Securities Act using the average of the high and low sales price per share of our common stock on August 8, 2005, as reported on the OTC Bulletin Board.

(7)
This registration statement amends our registration statement on Form SB-2, Commission File No. 333-121723, and pursuant to Rule 429 of the Securities Act, carries forward 8,745,637 shares consisting of (i) 3,096,474 shares of common stock issuable upon conversion of Series A preferred stock and (ii) 5,649,163 shares of common stock issuable upon exercise of outstanding warrants, held by certain selling stockholders.

(8)
A filing fee of $2,296.88 was previously paid in connection with and at the time of the filing of the original registration statement relating to the shares referred to in footnote 7 above. These shares are being carried forward pursuant to Rule 429 of the Securities Act. As a result of the anti-dilution provisions of the Series A preferred stock, the outstanding shares of Series A preferred stock are now convertible into an additional 74,488 shares of common stock. We are paying a filing fee for these additional shares with this amendment. These additional shares are included in footnote 5 above.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, Dated August ____, 2005

PROSPECTUS

12,231,106 Shares of Common Stock

SOLOMON TECHNOLOGIES, INC.

The persons listed under “Selling Stockholders” may, from time to time, offer and sell up to an aggregate of 12,231,106 shares of our common stock.

The prices at which the selling stockholders may sell their shares will be determined by the prevailing market price for their shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the common stock being offered by this prospectus.

Our common stock is listed on the Over-the-Counter Bulletin Board under the symbol “SOLM.” On August 8, 2005, the last reported sale price of our common stock was $0.55 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS AUGUST ____, 2005

TABLE OF CONTENTS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	iii
SUMMARY	1
Our Business	1
Company Information	1
The Offering	2
RISK FACTORS	3
Risks Concerning Our Business	3
Risks Concerning Investing In Our Common Stock	7
USE OF PROCEEDS	12
DIVIDEND POLICY	12
MARKET FOR OUR COMMON STOCK	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14
BUSINESS	19
DIRECTORS AND EXECUTIVE OFFICERS	32
EXECUTIVE COMPENSATION	33
OWNERSHIP OF OUR SECURITIES	37
CERTAIN TRANSACTIONS	40
SELLING STOCKHOLDERS	43
PLAN OF DISTRIBUTION	46
DESCRIPTION OF CAPITAL STOCK	47
EXPERTS	52
LEGAL MATTERS	52
WHERE YOU CAN FIND ADDITIONAL INFORMATION	52
INDEX TO FINANCIAL STATEMENTS	F-1

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation, statements regarding:

•	expectations as to market acceptance of our products,

•	expectations as to revenue growth and earnings,

•	the time by which certain objectives will be achieved,

•	proposed new products,

•	our ability to protect our proprietary and intellectual property rights,

•	statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance, and

•	statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.

Words such as “may,”“should,”“could,”“would,”“predicts,”“potential,”“continue,”“expects,”“anticipates,”“future,”“intends,”“plans,”“believes,”“estimates” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to:

•	industry competition, conditions, performance and consolidation,

•	legislative and/or regulatory developments,

•	the effects of adverse general economic conditions, both within the United States and globally,

•	any adverse economic or operational repercussions from recent terrorist activities, any government response thereto and any future terrorist activities, war or other armed conflicts, and

•	other factors described under “Risk Factors” below.

Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

iii

SUMMARY

You should rely only on the information contained in this prospectus. To understand this offering fully, you should read this entire prospectus carefully, including the financial statements and notes. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

This summary highlights the key information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus carefully, including the section titled “Risk Factors.” Unless otherwise indicated, all references to “Solomon”, “us”, “our”, “our company” and “we” refer to Solomon Technologies, Inc. and its subsidiary, Town Creek Industries, Inc.

Our Business

We develop and sell fully integrated electric power drive systems that we refer to as “ST Electric Propulsion Systems.” Some of our systems incorporate our patented “Electric Wheel” and related proprietary technologies consisting of two shaftless, brushless, direct current permanent magnet electric motors connected by a planetary gear-set driving an output power shaft, all within a single, self-contained sealed housing. We offer other propulsion systems utilizing our ST “Electric Motor” that employ one or more direct current motors that operate without a planetary gear-set.

Our revenues for the 12 months ended December 31, 2004 were $370,195 and our revenues for the 3 months ended March 31, 2005 were $25,165. We incurred net losses of $6,358,472 for the 12 months ended December 31, 2004 and $1,419,785 for the 3 months ended March 31, 2005.

The principal market for our systems is the recreational displacement hull component of the marine industry. We chose this market not only because of the many applications for our systems but also because of its large size, minimal regulatory barriers and fragmented competition. We have focused primarily on boat manufacturers for new boat electric drives and boat owners for retrofits of their existing propulsion systems. The commercial marine sector is a secondary market for our current systems with an initial focus on lifeboats, motor launches, commercial fishing applications and small craft military projects. We expect to license or enter into strategic relationships with respect to the many non-marine applications for our ST Electric Propulsion Systems.

Company Information

Our principal executive offices are located at 1400 L&R Industrial Blvd., Tarpon Springs, Florida 34689. Our telephone number is (727) 934-8778.

We were originally incorporated in Maryland on February 25, 1993. On July 2, 2003, we reincorporated from Maryland to Delaware by merging into a newly-formed Delaware corporation. As part of the merger, our stockholders received one share of the Delaware corporation’s common stock for each two shares of the Maryland corporation’s common stock owned, effectively resulting in a 1-for-2 reverse split of our common stock. Except where stated otherwise in this prospectus, the information contained in this prospectus is adjusted to reflect this 1-for-2 reverse split.

We own the rights to the trademarks Electric Wheel ®and Solomon Technologies ®. Other trademarks appearing in this prospectus are the property of their respective owners.

You may find us on the Web at www.solomontechnologies.com. We do not intend to incorporate by reference any information contained on our website into this prospectus, and you should not consider information contained on our website as part of this prospectus.

The Offering

Securities Offered	Up to 12,231,106 shares of common stock that consist of:
	•	2,516,238 shares of common stock that are currently outstanding;
	•	3,120,962 shares issuable upon conversion of 3,046,474 shares of our Series A preferred stock;
	•	925,029 shares issuable upon conversion of 518,016 shares of our Series B preferred stock; and
	•	5,668,877 shares issuable upon exercise of outstanding warrants.

Common Stock
Currently outstanding	7,251,261 shares
After conversion of the Series A Preferred Stock, conversion of the Series B Preferred Stock and exercise of the warrants	16,966,129 shares

Use of Proceeds
The selling stockholders will receive the net proceeds from the sale of the shares. We will receive none of the proceeds from the sale of the shares offered by this prospectus. Proceeds from the exercise of warrants will be used for working capital.

Risk Factors	An investment in the shares involves a high degree of risk. See “Risk Factors” commencing on the next page.

Except as set forth in the financial statements or as otherwise specifically stated, all information in this prospectus assumes:

•
no exercise of options granted under our 2003 Stock Option Plan, under which there are an aggregate of 2,000,000 shares of common stock reserved for issuance, and options to purchase 567,835 shares of common stock outstanding at exercise prices ranging from $0.55 per share to $2.00 per share;

•	no exercise of warrants to purchase 938,428 shares of common stock granted outside our 2003 Stock Option Plan, at exercise prices ranging from $1.72 to $4.00 per share; and

•	that each of the outstanding shares of Series B preferred stock is convertible into 1.78514 shares of common stock. The actual number of shares of common stock into which each share of Series B preferred stock is convertible will be equal to $1 divided by the average per share closing price of our common stock on the OTC Bulletin Board over the five trading days immediately preceding the date on which such share of Series B preferred stock is converted.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase shares of our common stock. If any of these risks or uncertainties actually occurs, our business, financial condition or results of operations could be materially adversely affected. In this event, you could lose all or part of your investment.

Risks Concerning Our Business

We have never been profitable, and if we continue to lose money and do not achieve profitability soon, we may be unable to continue our business. Our ability to continue as a going concern is uncertain.

We have incurred losses since our inception. We incurred net losses of approximately $6,358,000 for the year ended December 31, 2004 and $3,506,000 for the year ended December 31, 2003. We incurred net losses of approximately $1,420,000 for the quarter ended March 31, 2005. As of March 31, 2005, we had an accumulated deficit of approximately $17,145,000. We expect to incur significant operating expenses over the next several years in connection with the continued development and expansion of our business. Our expenses include product development and marketing expenses relating to products that will not be introduced and will not generate revenue until later periods, if at all. We expect we will continue to experience losses and negative cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including market acceptance of our products, new product introductions and competition.

Due to our history of losses and our current financial condition, the report of UHY LLP, our independent auditors, which is part of this prospectus at page F-2, includes an explanatory paragraph referring to an uncertainty concerning our ability to continue as a going concern. Please see Note 11 to our financial statements for the year ended December 31, 2004 on page F-14 and Note 9 to our financial statements for the quarter ended March 31, 2005 on page F-20.

Our limited operating history and the rapidly evolving nature of our industry make it difficult to forecast our future results.

Prior to 2002, our operations consisted primarily of product development efforts. As a result of our limited operating history, our historical financial and operating information is of limited value in predicting our future operating results. In addition, any evaluation of our business and prospects must be made in light of the risks and difficulties encountered by companies offering products or services in new and rapidly evolving markets. The market for electric propulsion systems is rapidly evolving, and it is difficult to forecast the future growth rate, if any, or size of the market for our products. We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our investment plans and estimates of future revenue. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would harm our operating results.

As of December 31, 2004, we had accrued and unpaid payroll and payroll taxes in the amount of approximately $1,465,000 and accrued interest and penalties of $180,000 with respect to such taxes. Payment of these obligations will reduce the funds we have available to fund our ongoing operations. Further, if we receive a notice of delinquency from the U.S. Internal Revenue Service regarding the unpaid payroll taxes and accrued interest and penalties, it could severely impact our operations or cause us to cease operations.

We may need additional financing in the future.

We will not receive any of the proceeds of this offering. Our capital requirements in connection with product development and marketing activities are significant and we are not yet generating enough revenues from operations to support these capital requirements. We have been dependent on the proceeds of sales of our securities to investors to support our development and marketing activities. As of March 31, 2005, we had a working capital deficiency of $1,529,548 and a deficiency in assets of $4,234,785. We borrowed $450,000 in short-term debt financing from some of our stockholders in March, April, May and July 2005 and we expect to seek additional capital through the sale of debt and/or equity securities in the third quarter of 2005. We cannot assure you that additional capital will be available on terms acceptable to us, or at all.

We depend substantially on our relationships with a small number of original equipment manufacturers, or OEMs, and our failure to maintain or expand these relationships would reduce our revenue and gross profit or otherwise harm our business.

We anticipate that we will derive a substantial portion of our revenue from sales of our products to a small number of OEMs in the marine industry. While in the long term a substantial portion of our revenue is projected to be from the retrofit market, we expect that a small number of OEM customers will continue to account for a majority of our revenue and gross profit for the foreseeable future. The loss of any of these customers, or a material decrease in revenue from these customers, would reduce our gross profit or otherwise harm our business.

Furthermore, if our competitors offer our OEM customers more favorable terms than we do or if our competitors are able to take advantage of their existing relationships with these OEMs, then these OEMs may not include our electric propulsion systems with their vessels.

As a result of our dependency on a small number of OEMs, any problems those customers experience, or their failure to promote products that contain our electric propulsion systems, could harm our operating results. Some of the factors that affect the business of our OEM customers, all of which are beyond our control, include:

•	the competition these customers face and the market acceptance of their products,

•	the engineering, marketing and management capabilities of these customers and the technical challenges that they face in developing their products,

•	the financial and other resources of these customers, and

•	new governmental regulations or changes in taxes or tariffs applicable to these customers.

The inability of our OEM customers to address any of these risks successfully could harm our business.

Slow growth, or negative growth, in the marine vessel industry could reduce demand for our products and reduce our gross profit.

Our revenue depends in large part on the demand for our products by OEMs in the marine vessel industry. This industry could experience slow or negative growth due to a general economic slowdown, market saturation and other factors. If slow or negative growth in the industry occurs, demand for our products may decrease. If a reduction in demand for our products occurs, we may not be able to reduce expenses commensurately. Accordingly, continued slow growth or negative growth in the marine vessel industry could reduce our gross profit.

Furthermore, our success in increasing revenue depends on growth in the use of alternative propulsion systems, particularly low or zero emission systems, to add features and functionality to marine vessels. Our electric propulsion systems are currently used primarily in pleasure marine vessels and we anticipate they will be useful for other marine vessels and non-marine vehicles. These markets are rapidly evolving and it is difficult to predict their potential size or future growth rate. In addition, we are uncertain as to the extent to which products such as ours will be used in these markets in the future. Market acceptance of products like ours may be impacted by the performance, cost and availability of other propulsion systems that perform similar functions. If these markets accept products like ours more slowly than we expect, or not at all, our business will suffer.

We are dependent on our suppliers, and the inability of these suppliers to continue to deliver, or their refusal to deliver, necessary components of our electric propulsion system, would significantly harm our business.

We assemble the components of our electric propulsion system at our Tarpon Springs, Florida facility. These components are manufactured by third-party manufacturers. To date we have purchased all of our electric motors from one manufacturer, Homewood Products Corporation. The motors Homewood built for us have been designed to our specifications and our ability to find alternative manufacturers is limited. We do not have any long-term agreement with Homewood or any other supplier. We believe that alternative sources are available but may require up to 12 months to begin delivery of suitable motors. The delay would adversely affect our ability to meet promised demand for our products and significantly harm our business.

We believe that other suppliers of the other component parts of our ST-EPS are available to us should any of our current suppliers of these component parts be unable or unwilling to sell us such parts. We believe, however, that the alternative suppliers could charge higher prices, which would reduce our gross profit.

Competition in our industry is intense and is likely to continue to increase, which could result in price reductions, decreased customer orders, reduced product margins and loss of market share, any of which could harm our business.

Our industry is competitive, and we expect competition to intensify in the future. We have a number of competitors located in the United States and Europe in the marine electric propulsion industry. Additional competitors are likely to enter our industry in the future. We also face competition from the internal research and development departments of OEMs, including some of our current customers, and we may face competition from some of our suppliers, including Homewood. Our customers may have the capability to integrate their operations vertically by developing their own alternative propulsion systems or by acquiring our competitors or the rights to develop competitive products or technologies, which may allow these customers to reduce their purchases or cease purchasing from us completely.

Many of our current competitors and potential competitors have longer operating histories and significantly greater financial, technical, sales and marketing resources or greater name recognition than we do. As a result, these competitors are able to devote greater resources to the development, promotion, sale and support of their products. In addition, our competitors that have large market capitalizations or cash reserves are in a better position to acquire other companies in order to gain new technologies or products that may displace our products. Any of these potential acquisitions could give our competitors a strategic advantage. In addition, some of our current competitors and potential competitors have greater brand name recognition, a more extensive customer base, more developed distribution channels and broader product offerings than we do. These companies can use their broader customer base and product offerings, or adopt aggressive pricing policies, to gain market share. Increased competition in the market may result in price reductions, decreased customer orders, reduced profit margins and loss of market share, any of which could harm our business.

The market for our electric propulsion system is new and constantly changing. If we do not respond to changes in a timely manner, our company likely will no longer be competitive.

The market for our products is characterized by rapid technological change, new and improved product introductions, changes in customer requirements and evolving industry standards. Our future success will depend to a substantial extent on our ability to develop, introduce and support cost-effective new products and technologies on a timely basis. If we fail to develop and deploy new cost-effective products and technologies or enhancements of existing products on a timely basis, or if we experience delays in the development, introduction or enhancement of our products and technologies, our products will no longer be competitive and our business will suffer.

The development of new, technologically advanced products is a complex and uncertain process requiring high levels of innovation and highly skilled engineering and development personnel, as well as the accurate anticipation of technological and market trends. We may not be able to identify, develop, manufacture, market or support new or enhanced products on a timely basis, if at all. Furthermore, our new products may never gain market acceptance, and we may not be able to respond effectively to product announcements by competitors, technological changes or emerging industry standards. Our failure to respond to product announcements, technological changes or changes in industry standards would likely prevent our products from gaining market acceptance and harm our business.

If we do not successfully establish strong brand identity in the marine markets, we may be unable to achieve widespread acceptance of our products.

We believe that establishing and strengthening our ST Electric Propulsion System brand is critical to achieving widespread acceptance of our products and to establishing key strategic relationships. The importance of brand recognition will increase as current and potential competitors enter the market with competing products. Our ability to promote and position our brand depends largely on the success of our marketing efforts and our ability to provide high quality products and customer support. These activities are expensive and we may not generate a corresponding increase in customers or revenue to justify these costs. If we fail to establish and maintain our brand, or if our brand value is damaged or diluted, we may be unable to attract new customers and compete effectively.

We rely on patents, trademarks, trade secrets and confidentiality agreements to protect our proprietary rights, which afford only limited protection.

Our success depends upon our ability to protect our proprietary rights. We rely on a combination of patent, trademark and trade secret laws, as well as confidentiality agreements with our employees, customers, suppliers and others to establish and protect our proprietary rights. The protection of patentable inventions is important to our future opportunities. It is possible that:

•	our pending patent applications may not result in the issuance of patents,

•	we may not apply for or obtain effective patent protection in every country in which we do business,

•	our patents may not be broad enough to protect our proprietary rights,

•	any issued patent could be successfully challenged by one or more third parties, which could result in our loss of the right to prevent others from using the inventions claimed in those patents, and

•	current and future competitors may independently develop similar technology, duplicate our products or design new products in a way that circumvents our patents.

In particular, our patent rights cover only our Electric Wheel technology, and do not provide any protection for the technology in our electric motors themselves. We may not be able to obtain patent protection for our electric motors.

Existing trademark and trade secret laws and confidentiality agreements afford only limited protection. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as do the laws of the United States, and policing the unauthorized use of our products is difficult. Any failure to protect our proprietary rights adequately could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue.

Infringement claims and lawsuits would likely be expensive to resolve and would require management’s time and resources and, therefore, could harm our business.

The loss of David E. Tether could disrupt our operations or otherwise harm our business.

David E. Tether, our Chief Technology Officer and founder, recently resigned from our board of directors and was terminated as our Chief Technology Officer and an employee. The loss of Mr. Tether’s services could affect our ability to make modifications to our products requested by our customers or otherwise service our customers, and could inhibit our ability to make improvements to our products to maintain their competitive edge. If we are unable to make necessary modifications or improvements, or if our ability to service our customers is reduced, it could harm our business.

Our international sales will likely account for a significant amount of our revenue in the future, which may expose us to political, regulatory, economic, foreign exchange and operational risks.

Because we intend to sell our products worldwide, our business is subject to risks associated with doing business internationally. Significant management attention and financial resources are needed to develop our international sales, support and distribution channels and manufacturing. Our future results could be harmed by a variety of factors related to international operations, including:

•	foreign currency exchange rate fluctuations,

•	seasonal fluctuations in sales,

•	changes in a specific country’s or region’s political or economic condition, particularly in emerging markets,

•	unusual or burdensome foreign laws or regulatory requirements or unexpected changes to those laws or requirements,

•	trade protection measures and import or export licensing requirements,

•	potentially adverse tax consequences,

•	longer accounts receivable collection cycles and difficulties in collecting accounts receivables,

•	difficulty in managing widespread sales, development and manufacturing operations, and

•	less effective protection of intellectual property.

In the future, some or all of our international revenue and expenses may be denominated in foreign currencies. Accordingly, we could experience the risks of fluctuating currencies and may choose to engage in currency hedging activities. In addition, if we conduct sales in local currencies, we may engage in hedging activities, which may not be successful and could expose us to additional risks.

Risks Concerning Investing In Our Common Stock

Woodlaken, LLC controls all of our Series A preferred stock, which enables Woodlaken to elect a majority of our directors and control most of our significant corporate actions and may delay or prevent an acquisition of our company.

Woodlaken, LLC has irrevocable proxies to vote all of the outstanding Series A preferred stock. Under the terms of our charter designating the terms of the Series A preferred stock, the holders of the Series A preferred stock have the right to:

•	elect three out of five members of our board of directors,

•	veto certain significant corporate actions, and

•	vote along with common stockholders on an “as converted” basis.

Accordingly, Woodlaken can influence most matters requiring the vote of our stockholders, including the election of directors and the approval of mergers or other business combination transactions and most of our corporate actions. This control could delay, defer or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our stockholders and us.

Woodlaken has the ability to elect a majority of our directors.

Our board of directors consists of five members. Holders of Series A preferred stock are entitled to elect three directors. Woodlaken, through the irrevocable proxies, can elect these three directors. Our directors Gary Laskowski, Jonathan Betts and Michael D’Amelio are the designees of the holders of the Series A Preferred Stock through Woodlaken. Mr. Laskowski and Mr. Betts are the managers of Woodlaken and they control how Woodlaken votes its shares of Series A preferred stock.

As of the date of this prospectus, the two seats on our board reserved for directors elected by the holders of our common stock are vacant, so Woodlaken presently has full control of our board.

Woodlaken has the ability to veto certain corporate actions.

Without the approval of three-fourths of the outstanding Series A preferred stock we cannot:

•
authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A preferred stock, increase or decrease the number of directors constituting our board of directors, or reduce the percentage of shares of Series A preferred stock required to consent to any of the above matters, or alter or negate the need for such consent;

•
reclassify any shares of any class of stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A preferred stock;

•	amend, alter or repeal any provision of our certificate of incorporation or bylaws;

•
merge or consolidate with any person or entity (other than mergers of wholly owned subsidiaries into our company), or sell, lease or otherwise dispose of our assets other than in the ordinary course of business or liquidate, dissolve, wind-up, recapitalize or reorganize or effect any transaction that would likely result in a change of control of our company or consent to any of the foregoing;

•	purchase any shares of our common stock from any of our existing stockholders or any capital stock of any other company;

•	pay dividends or make any other distribution on, or redeem, any shares of any class or series of our equity securities other than the Series A preferred stock;

•	enter into any new agreement, or make any amendment to any existing agreement, that by its terms would restrict our performance of our obligations to holders of the Series A preferred stock;

•
incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business; or

•	engage in any action that would adversely affect the holders of the Series A preferred stock.

Woodlaken has significant influence over matters that may be submitted to our common stockholders.

On matters submitted to a vote of the holders of our common stock, the holders of Series A preferred stock, which is Woodlaken through the irrevocable proxies, have the number of votes per share as is equal to the number of shares of common stock into which each share of Series A preferred stock is convertible. Common stockholders have one vote per share. There are currently 7,251,261 shares of common stock and 3,071,474 shares of Series A preferred stock outstanding, each of which is presently convertible into approximately 1.0245 shares of common stock. On matters to be submitted to the vote of the common stockholders, Woodlaken therefore controls approximately 30.3% of the vote, and thereby has significant influence over most actions for which the approval of our common stockholders is required.

We do not expect to pay dividends to our common stockholders.

We do not anticipate paying cash dividends in the foreseeable future. We presently intend to reinvest our cash back into the company rather than pay dividends to our common stockholders.

We may not pay or set aside cash dividends to our common stockholders until all accrued but unpaid dividends have been paid to holders of our Series A preferred stock. The holders of our Series A preferred stock will be entitled to receive cumulative dividends, if, when and as declared by our board of directors, at the annual rate of $0.08 per share, compounded quarterly, subject to adjustment for stock splits and similar transactions. Based on 3,071,474 shares of Series A preferred stock outstanding, we must pay dividends of approximately $246,000 a year to holders of our Series A preferred stock before we may pay any dividends to our common stockholders.

In addition, while there are at least 65,000 shares of Series A preferred stock outstanding, we may not pay dividends to our common stockholders without the prior approval of holders of at least three fourths of the outstanding Series A preferred stock.

Holders of our Series A preferred stock have participating rights so that if we do pay any dividends to our common stockholders, holders of our Series A preferred stock will be entitled to participate in any such dividends on an as converted basis. This will reduce the portion of any such dividends that our common stockholders receive.

In the event of a liquidation of our company, we must pay holders of our Series A preferred stock their investment plus a substantial premium before our common stockholders receive anything.

In the event of liquidation of our company, the holders of shares of Series A preferred stock will be entitled to be paid out of our assets available for distribution to our stockholders before any payment is made to the holders of our common stock, as follows:

•	$5.00 per share of Series A preferred stock plus any accrued but unpaid dividends if liquidation occurs before April 30, 2006, and

•	$6.00 per share of Series A preferred stock plus any accrued but unpaid dividends if liquidation occurs on or after April 30, 2006.

The holders of Series A preferred stock also have participating rights. This means that if any of our assets are available for distribution to our common stockholders after paying the liquidation preference described above, the holders of Series A preferred stock will be able to participate in any liquidation distribution along with common stockholders on an “as converted” basis. This will reduce the amount of liquidation proceeds that our common stockholders receive.

We are subject to the SEC’s penny stock rules. The application of the “penny stock” rules will likely make selling your shares more difficult than if our shares were traded on the NASDAQ Stock Market or a national stock exchange.

Our common stock will be a “penny stock,” under Rule 3a51-1 under the Securities and Exchange Act, unless and until:

•	the market price of our common stock reaches at least $5.00 per share,

•	we meet the financial size and volume levels for our common stock not to be considered a penny stock, or

•	we register the shares on a national securities exchange or they are quoted on the Nasdaq Stock Market.

A “penny stock” is subject to rules that require securities broker-dealers, before carrying out transactions in any “penny stock”, to:

•	deliver a disclosure document to the customer describing the risks of penny stocks, and get a written receipt for that document, before selling penny stocks to that customer,

•	disclose price information about the stock,

•	disclose the compensation received by the broker-dealer or any associated person of the broker-dealer in transactions involving the penny stock, and

•	send monthly statements to customers with market and price information about the penny stock.

Our common stock is also subject to a rule that requires the broker-dealer, in some circumstances, to:

•	approve the penny stock purchaser’s account under standards specified in the rule, and

•	deliver written statements to the customer with information specified in the rule.

These additional requirements could prevent or discourage broker-dealers from carrying out transactions in our common stock and limit your ability to sell your shares.

We expect our stock price to continue to be volatile.

The price at which our common stock trades is likely to continue to be highly volatile and to fluctuate substantially due to many factors, some of which are:

•	actual or anticipated fluctuations in our results of operations,

•	developments with respect to intellectual property rights,

•	announcements of technological innovations or significant contracts by us or our competitors,

•	introduction of new products by us or our competitors,

•	commencement of, or our involvement in, litigation,

•	our sale of common stock or other securities in the future,

•	conditions and trends in the marine vessel industries,

•	the trading volume of our common stock,

•	changes in the estimation of the future size and growth rate of our markets, and

•	general economic conditions.

In addition, the stock market has experienced significant price and volume fluctuations that have affected the market prices for the common stock of technology companies. In the past, these market fluctuations were often unrelated or disproportionate to the operating performance of these companies. Any significant fluctuations in the future might result in a significant decline in the market price of our common stock.

The market for our shares may be illiquid.

From time to time, there may be only a limited trading market for our common stock. Our common stock is traded on the Over-the-Counter Bulletin Board. Shares that are “thinly” traded on the Bulletin Board often trade only infrequently and experience a significant spread between the market maker’s bid and asked prices. As a result, our common stock may at times be illiquid.

We have implemented anti-takeover provisions that could discourage a third party from acquiring us and consequently decrease the market value of your investment.

Our certificate of incorporation and bylaws contain provisions that may have the effect of delaying or preventing a change of control or changes in management that a stockholder might consider favorable. Our certificate of incorporation and bylaws, among other things, allow our board to designate “blank check” preferred stock and limit who may call special meetings of stockholders. These provisions may delay or impede a merger, tender offer or proxy contest involving our company. Any delay or prevention of a change of control transaction or changes in management could cause the market price of our common stock to decline.

Future sales of common stock or senior securities could adversely affect our common stock price and dilute your interest.

We may issue additional capital stock in future financings. Sales of substantial amounts of common stock or the availability of substantial amounts of common stock for sale could adversely affect prevailing market prices for our common stock.

In addition, we could issue other series or classes of preferred stock having rights, preferences and powers senior to those of our common stock, including the right to receive dividends and preferences upon liquidation, dissolution or winding-up in excess of, or prior to, the rights of the holders of our common stock. This could reduce or eliminate the amounts that would otherwise have been available to pay dividends on the common stock.

Because our executive officers’ and directors’ liabilities are limited, your rights against them in a civil lawsuit may be limited.

We will indemnify any executive officer, director or former executive officer or director, and may indemnify any other officer or employee, to the full extent permitted by Delaware law. This could include indemnification for liabilities under securities laws enacted for stockholder protection, though the SEC thinks this indemnification is against public policy and may be unenforceable.

The issuance of additional shares of common stock, including shares issuable upon conversion of convertible securities or the exercise of outstanding options and warrants, will dilute the interests of our stockholders.

As of August 9, 2005, we had 7,251,261 shares of common stock outstanding and 12,679,907 shares of common stock reserved for future issuance upon exercise of outstanding options and warrants and conversion of our Series A preferred stock and Series B preferred stock. Our board has the ability, without further stockholder approval, to issue up to approximately 32 million additional shares of common stock. Any issuance of additional common stock will reduce the proportionate ownership and voting power of the then existing stockholders and may result in a reduction of the book value or market price of our outstanding common stock. Further, if all our outstanding options and warrants are exercised and convertible securities are converted, we will have approximately 18 million shares outstanding. Thus, the percentage of shares owned by all existing stockholders will be reduced proportionately as options and warrants are exercised and convertible securities are converted.

The number of shares of common stock into which our outstanding Series B preferred stock is convertible depends upon the market price of the common stock and is not subject to any maximum. Consequently, if the Series B preferred stock is converted at a time when the market price of our common stock is very low we would be required to issue a very large number of shares of common stock.

Our board of directors, without seeking stockholder approval, may designate and issue up to 10,000,000 shares of preferred stock, and the sale of such shares may adversely impact the market price of our outstanding common stock.

Our certificate of incorporation allows our board of directors to issue at any time without further stockholder approval up to 10 million shares of preferred stock. Such shares may be issued and sold upon such terms and conditions as our board of directors may determine, including the amount of consideration for which the shares may be issued and sold in one or more series, and such voting rights, designations, preferences and other rights, qualifications, limitations and restrictions as our board of directors may determine.

We have designated 7 million shares of Series A preferred stock, the rights, privileges and preferences of which are described under “Description of Securities - Preferred Stock - Series A Preferred Stock.” There are currently issued and outstanding 3,071,474 shares of Series A preferred stock. We have designated 850,000 shares of Series B preferred stock, the rights, privileges and preferences of which are described under “Description of Securities—Preferred Stock—Series B Preferred Stock.” No other shares of our preferred stock are designated or are outstanding as of the date of this prospectus.

Sales of a substantial number of shares of preferred stock, or the fact that our board of directors may determine the rights, privileges and preferences of one or more classes or series of preferred stock, may discourage a future acquisition of our company, including an acquisition in which you might otherwise receive a premium for your shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

USE OF PROCEEDS

All of the shares of common stock offered by this prospectus are being offered by the selling stockholders listed under “Selling Stockholders.” We will not receive any proceeds from sales of common stock by the selling stockholders. We will apply any proceeds we receive from the exercise of warrants to working capital.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.

We may not pay or set aside cash dividends to our common stockholders until all accrued but unpaid dividends have been paid to holders of our Series A preferred stock. The holders of our Series A preferred stock are entitled to receive, if, when and as declared by our board of directors, cumulative dividends at the annual rate of $0.08 per share, compounded quarterly, subject to adjustment for stock splits and similar transactions. Based on 3,071,474 million shares of Series A preferred stock outstanding, we must pay dividends of approximately $246,000 a year to holders of our Series A preferred stock before we may pay any dividends to our common stockholders.

In addition, while there are at least 65,000 shares of Series A preferred stock outstanding, we may not pay dividends to our common stockholders without the prior approval of holders of at least three fourths of the outstanding Series A preferred stock.

Holders of our Series A preferred stock have participating rights so that if we do pay any dividends to our common stockholders, holders of our Series A preferred stock will be entitled to participate in any such dividends on an as-converted basis.

MARKET FOR OUR COMMON STOCK

Our common stock is traded on the NASD Over-the-Counter Bulletin Board under the symbol “SOLM.” Our common stock began trading on February 24, 2004. Prior to February 24, 2004, there was no public market for our common stock.

The following table sets forth the high and low sales prices of our common stock for the periods indicated, as reported by the Bulletin Board:

Period	High	Low
February 24, 2004 through March 31, 2004	$5.50	$2.75
Quarter ended June 30, 2004	$5.30	$1.32
Quarter ended September 30, 2004	$1.47	$0.51
Quarter ended December 31, 2004	$3.30	$0.41
Quarter ended March 31, 2005	$2.65	$1.00
Quarter ended June 30, 2005	$1.17	$0.60
July 1, 2005 through August 8, 2005	$0.83	$0.55

On August 8, 2005, the closing price of our common stock was $0.55 and there were 583 record owners of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following discussion and analysis of our consolidated financial condition and results of operations for the periods indicated should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus.

Overview

We develop and sell electric propulsion systems primarily for the marine industry. These systems utilize our proprietary technology, including our patented Electric Wheel. In addition, we believe that our technology will have additional applications in the transportation, industrial and commercial sectors. We will continue to target areas for strategic growth.

We have historically generated limited operating revenues. We intend to expand operations through the continued development of OEM accounts, our dealer network and the addition of new products. In order for us to market our existing products successfully on a national and international level, we will likely be required to successfully complete public or private offerings of our equity securities. If we are unable to obtain necessary financing, we will expand our operations only as cash flow allows.

Our goal is to increase revenue significantly, generate enough cash to finance our operations and growth and, eventually, become profitable. We currently do not generate enough cash from operations to continue operations indefinitely. Our ability to continue is dependent on our either raising significant capital or increasing revenue, or both. If we are unable to raise such capital and unable to increase revenue significantly, we will likely not be able to generate enough cash to continue operations. As a result, we would have to seek alternative opportunities, such as selling our assets or seeking a merger partner or other business combination; otherwise we may default on our debt obligations and lose our assets to our creditors.

In February 2004, we issued 35,000 shares of preferred stock and warrants to purchase 35,000 shares of common stock to five investors for $140,000. On April 15, 2004, the five investors from the February 2004 private placement unanimously consented to an amendment to the existing Series A preferred stock designation and, in return, exchanged their investment in the February 2004 private placement for an aggregate of 140,000 shares of Series A preferred stock and 280,000 warrants. In May 2004, we completed a private placement of our Series A preferred stock, a mandatorily redeemable, convertible preferred stock, and warrants to purchase common stock, raising gross proceeds from the offering of $1,745,000, before deducting placement agent fees and costs. On November 5, 2004, we sold an aggregate of 390,000 shares of Series A preferred stock and warrants to purchase an aggregate of 780,000 shares of common stock to five investors for $1.00 per unit in the initial closing of a second private placement of our Series A preferred stock and warrants. We sold an aggregate of an additional 225,000 shares of Series A preferred stock and warrants to purchase an additional 450,000 shares of common stock to two investors in a second closing of the private placement on December 23, 2004.

We used a portion of the net proceeds of the November and December 2004 private placement to expand our marketing program and to meet our inventory needs. We believe that we can increase our revenue over the next two years by establishing a stronger sales presence to OEMs and by increasing substantially the number of retrofit sales, which we intend to accomplish primarily through distributors.

We borrowed $450,000 in short-term debt financing from four of our principal stockholders between March and July of 2005. These notes are secured by a lien on all of our tangible and intangible assets. We have been authorized by the board to obtain an additional $300,000 of short-term debt financing. We expect to seek additional capital through the sale of debt and/or equity securities in the third quarter of 2005 in order to fund our operating capital needs.

Between May and June 2005 we issued an aggregate of 140,441 shares to certain vendors, or their designees or assigns, in settlement of amounts owed for services provided by such vendors. In August 2005, we issued 518,016 shares of our Series B preferred stock to certain vendors or their assigns in settlement of amounts owed for services provided by such vendors.

In May 2005, we issued an aggregate of 805,000 shares to certain persons in settlement of legal claims against us.

Results of Operations

Comparison of Three Months Ended March 31, 2005 and 2004

For the three months ended March 31, 2005 we generated revenues of $25,165 as compared to $56,068 for the comparable period ended in 2004. Cost of products sold for the three months ended March 31, 2005 was $53,275 generating a loss of $28,110, or 53% of revenues. Cost of products sold for the three months ended March 31, 2004 was $27,375 generating a gross profit of $28,693, or 51% of revenues. The marked decrease in our margin was due a significant drop in sales, our inability to achieve efficiencies with our primary manufacturer and other suppliers and additional warranty costs not associated with current revenue in the quarter. We believe we will improve margins and, with an increase in sales, achieve economies of scale.

Salaries and benefits for the three months ended March 31, 2005 were $175,623 compared to $126,309 for the three months ended March 31, 2004, an increase of $49,314, or 39%. This increase was due primarily to the increase in additional staff during the last two quarters of 2004. A contributing factor was the payment of employee compensation in cash in the first quarter of 2005 rather than in stock as in the first quarter of 2004. We reduced our payroll substantially during the first quarter of 2005 and expect salaries and benefits to decrease in the second quarter of 2005.

There was no non-cash compensation for the three months ended March 31, 2005 compared to $42,000 for the three months ended March 31, 2004. Non-cash compensation paid in 2004 consisted of common stock issued to consultants and employees for services rendered.

Professional fees for the three months ended March 31, 2005 were $209,512 as compared to $40,380 for the three months ended March 31, 2004, an increase of $169,132, or 419%. This increase is due primarily to costs associated with reporting to the SEC and our efforts to resolve disputes with several former employees.

Advertising expense for the three months ended March 31, 2005 was $10,340 as compared to $27,488 for the three months ended March 31, 2004, a decrease of $17,148, or 62%. The decrease in advertising expense was due to a change in our marketing focus to emphasize trade shows.

Travel and entertainment costs for the three months ended March 31, 2005 were $61,145 as compared to $11,838 for the three months ended March 31, 2004, an increase of $49,307, or 417%. The increase in travel and entertainment costs was due primarily to an expanded presence at trade shows and travel by a full time sales manager who worked to expand our distribution. Travel to perform warranty repair service was also a contributing factor.

Rent for the three months ended March 31, 2004 was $8,119 as compared to $16,136 for the three months ended March 31, 2004 a decrease of $8,017, or 50%. The decrease resulted primarily from the closing of our Benedict, Maryland sales office in February 2004. In the fourth quarter of 2004, we issued warrants to purchase 10,000 shares of our common stock at a price of $4.00 per share to Charles County EDC, the owner of the leased premises, in connection with the termination of the lease.

Other general and administrative costs for the three months ended March 31, 2005 were $233,974 as compared to $65,251 for the three months ended March 31, 2004, an increase of $168,723, or 259%. These costs primarily consisted of depreciation, amortization of intangibles, insurance, office supplies and equipment, and printing. The increase reflected the purchase of materials required to attend trade shows, a write down of certain intellectual property, and staffing levels that were higher than in the first quarter of 2004. We substantially reduced staffing levels by the end of the first quarter of 2005. We also agreed to issue 50,000 shares of common stock in 2005 to certain individuals for past services. Such shares were valued at $90,000. We expect our general and administrative costs to decrease in the second quarter of 2005.

We incurred interest expense of $653,038 for the first three months of 2005. Interest expense incurred for the three months ended March 31, 2004 was $164,043. The increase of $488,995 in interest expense was due primarily to interest accretion of $651,667 recorded on our redeemable Series A preferred stock.

We recognized a loss of $39,924 in connection with the conversion of 50,000 shares of redeemable Series A preferred stock for 50,000 shares of common stock.

We reported a net loss for the three months ended March 31, 2005 of $1,419,785. Our net loss for the three months ended March 31, 2004 was $464,752.

Our overall per-share loss for the three months ended March 31, 2005 was $0.27 per share. Our overall per-share loss for the three months ended March 31, 2004 was $0.10.

Comparison of the Years Ended December 31, 2004 and 2003

For the year ended December 31, 2004 we generated revenues of $370,195 as compared to $421,808 for the year ended December 31, 2003. Cost of products sold for the year ended December 31, 2004 was $360,467 generating a gross profit of $9,728 or 3% of revenues. Cost of products sold for the year ended December 31, 2003 was $320,663 generating a gross profit of $101,145, or 24% of revenues. The decrease in our margin was due to our inability to achieve cost efficiencies with our primary manufacturer and other suppliers and an inventory write-down of approximately $40,000 reflecting a change in carrying value of demonstration inventory. We believe we will improve our margins and, with an increase in sales, achieve economies of scale.

Salaries and benefits for the year ended December 31, 2004 were $658,562 compared to $479,242 for the year ended December 31, 2003, an increase of $179,320, or 37%. We paid a portion of our employees’ wages in stock and stock options in 2003 and 2004 to conserve cash. The increase in salaries and benefits was due primarily to our payment of a greater proportion of the wages in cash in 2004 than in 2003.

Non-cash compensation for the year ended December 31, 2004 was $1,199,552 as compared to $1,933,231 for the year ended December 31, 2003, a decrease of $733,679. Non-cash compensation consisted of common stock issued to consultants and employees for services rendered. The decrease in non-cash compensation paid in 2004 was due primarily to our payment of a greater proportion of employee wages in cash in 2004 than in 2003.

Professional fees for the year ended December 31, 2004 were $479,080 as compared to $280,788 for the year ended December 31, 2003, an increase of $198,292. This increase was due to the costs associated with several private placements of securities effected during the year, a second registration statement filed during the year and other costs associated with a full year of compliance with our obligations as a public company.

Advertising expense for the year ended December 31, 2004 was $107,944 as compared to $26,009 for the year ended December 31, 2003, an increase of $81,935, or 315%. The increase in advertising expense was due to a significant increase in marketing activities, including but not limited to trade show presence.

Travel and entertainment costs for the year ended December 31, 2004 were $127,135 as compared to $60,721 for the year ended December 31, 2003, an increase of $66,414, or 109%. The increase in travel and entertainment costs is attributable to marketing activities related to our products and collaboration with our overseas customers in the installation and testing of our products, as well as expenses associated with our efforts to raise capital.

Rent for the year ended December 31, 2004 was $43,536 as compared to $75,064 for the year ended December 31, 2003, a decrease of $31,528, or 42%. The decrease resulted from the closing of our Benedict, Maryland sales office in February 2004. We issued warrants to purchase 10,000 shares of our common stock at a price of $4.00 per share to Charles County EDC, the owner of the leased premises, in connection with the termination of the lease.

Other general and administrative costs for the year ended December 31, 2003 were $422,075 and consisted primarily of insurance, office supplies, printing and office equipment. Other general and administrative costs for the year ended December 31, 2004 were $745,641, an increase of $323,566. The increase was due to further execution of our business plan. These costs primarily consist of depreciation, amortization of intangibles, insurance, office supplies and equipment, and printing.

We incurred interest expense of $3,034,350 for the year ended December 31, 2004 relating to our various financings. Interest expense incurred for the year ended December 31, 2003 was $350,663. We recognized $27,600 in interest income during the year ended December 31, 2004, compared to $20,199 in interest income during the year ended December 31, 2003. The increase of $2,683,687 in interest expense was primarily due to the recognition of additional interest related to the issuance of our Series A preferred stock during the year ended December 31, 2004.

Our net loss for the year ended December 31, 2004 was $6,358,472. We reported a net loss for the year ended December 31, 2003 of $3,506,449.

Our overall per-share loss for the year ended December 31, 2004 was $1.31. Our overall per-share loss for the year ended December 31, 2003 was $0.90 per share.

Liquidity and Capital Resources

Our available cash balance at March 31, 2005 was approximately $23,012, and was approximately $25,989 at July 15, 2005. From January 1, 2003 through December 31, 2004, we raised an aggregate of approximately $2,069,250 in capital, net of transaction costs, through the sale of our securities in private placements made in accordance with Rule 506 under the Securities Act of 1933. In addition, we borrowed $450,000 in short-term debt financing from four of our principal stockholders between March and July of 2005. These notes are secured by a lien on all of our tangible and intangible assets. We have been authorized by the board to obtain an additional $50,000 of short-term debt financing. We expect to seek additional capital through the sale of debt and/or equity securities in the third quarter of 2005 in order to fund our operating capital needs, although we cannot assure you that we will be able to obtain any of such additional capital.

During the three months ended March 31, 2005, we used net cash of $413,654 for operations. This consisted of a net loss of $1,419,785 offset by a net decrease in our operating assets of $36,403, amortization, depreciation and other non-cash expenses of $154,796, accretion on mandatorily redeemable preferred stock of $651,667, increases in our liabilities consisting of accounts payable and accrued expenses of $183,771 and $4,470 in customer deposits received offset by a decrease of 24,976 in accrued payroll and payroll taxes. Additionally, we had net cash flows from financing activities of $189,640 consisting primarily of proceeds from notes payable.

We presently do not have any plans to purchase a new facility or significant new equipment, except that we are negotiating with a customer to lease the customer’s boat for use as a demonstration platform.

We have incurred significant operating losses and used cash in our operating activities for several consecutive years. As of March 31, 2005 we have deficiencies in both working capital and net assets. These conditions raise substantial doubt about our ability to continue as a going concern. In the past we have been able to obtain financing to fund our losses. Our ability to continue is dependent on obtaining additional long-term financing and ultimately achieving profitable operating results. To date we have not been able to establish acceptable sales levels. We are currently seeking additional financing to fund operations to achieve acceptable sales levels.

Critical Accounting Policies

A summary of significant accounting policies is included in Note 2 to the audited financial statements included in this prospectus. We believe that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about our operating results and financial condition.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Revenue recognition

We recognize revenue when product has been shipped from our facility or drop shipped from one of our supplier/manufacturing locations, except when we are responsible for installation, in which case we recognize revenue upon installation. Revenues from installation or service sales are recognized when the services have been completed.

Inventory valuation

Our inventory is stated at the lower of cost, determined by the first-in, first-out method, or market. At December 31, 2004, significantly all inventory on hand was finished goods, which consists of motors and generators. Smaller parts and supplies are charged to expense when purchased.

Accounting for patents and trademarks

Our patents are stated at cost. The recoverability of patents is re-evaluated at least annually based upon management’s expectations relating to the life of the technology and current competitive market conditions. We are amortizing these costs over the life of respective patent.

Stock-based compensation

We account for stock based compensation utilizing Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” (“SFAS 123”), which encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. We have chosen to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of our stock at the date of the grant over the amount an employee must pay to acquire the stock. We have adopted the “disclosure only” alternative described in SFAS 123 and SFAS 148, which require pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

Off-Balance Sheet Arrangements

Our agreement with Homewood Products Corporation, which expired on December 31, 2004, required that we purchase at least 100 electric motors during 2004. As we purchased only 25 electric motors in 2004, we were obligated to pay Homewood on or before January 1, 2005 an amount equal to the average purchase price for all motors actually purchased by us multiplied by the motors not purchased by us up to 100, or an aggregate of $466,200 for the 75 motors we did not purchase. We did not pay this amount to Homewood. On May 26, 2005, we entered into an agreement with Homewood pursuant to which Homewood released any claims against us for amounts due under the expired agreement between us and Homewood in exchange for the issuance to three nominees of Homewood, including Mr. DeGroot, of an aggregate of 105,000 shares of our common stock. We also agreed to register these shares in the registration statement of which this prospectus forms a part.

Except as set forth above, we have no off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on us.

BUSINESS

Overview

We develop and sell fully integrated electric power drive systems that we refer to as “ST Electric Propulsion Systems. A few of our systems incorporate our patented “Electric Wheel” and related proprietary technologies consisting of two shaftless, brushless, direct current permanent magnet electric motors connected by a planetary gear-set driving an output power shaft, all within a single, self-contained sealed housing. Motors developed using Electric Wheel technology are referred to as our “ST Electric Wheel” series or STEW. We have also developed motors using a variation of the Electric Wheel technology that employ one or more direct current motors only and operate without a planetary gear-set that we refer to as our “ST Electric Motor” series or STEM. Our complete line of electric motors (STEW and STEM) incorporated in our fully integrated electric power drive systems are referred to as our “ST Electric Propulsion Systems” or ST-EPS.

The principal market for our systems is the recreational displacement hull component of the marine industry. We chose this market because of the many applications for our systems but also because of its large size, minimal regulatory barriers and fragmented competition. We have focused primarily on boat manufacturers for new boat electric drives and boat owners for retrofits of their existing propulsion systems. The commericial marine sector is a secondary market for our current systems with an initial focus on lifeboats, motor launches and small craft military projects. We expect to license or enter into strategic relationships with respect to the many non-marine applications for our ST Electric Propulsion Systems.

Our ST Electric Propulsion Systems

Our ST Electric Propulsion Systems offer the marine industry better solutions for many propulsion applications than traditional combustion engines. The improvements we offer are not marginal; rather, our systems represent a significant change in the way that recreational displacement hull recreational vessels are propelled when sail power is unavailable or inappropriate:

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Torque. Our systems provide near constant high torque and low rotations per minute to maximize operating efficiencies and deliver instant propeller response to helm commands. The Electric Wheel powers an infinitely variable internal automatic transmission that develops maximum torque at any rpm. This has the potential to make the Electric Wheel attractive for land-based applications and larger boats where high torque is desirable.

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Environmental advantages. Unlike fossil fuel powered engines, our ST Electric Propulsion Systems have greatly reduced exhaust emissions when used with a generator for diesel electric power and no emissions whatsoever when used with batteries alone.

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Minimal maintenance. With only eight moving parts, the Electric Wheel is simple in design and requires maintenance infrequently. When our Electric Wheel motors reach maximum speed, the gears that comprise the planetary gear lock in place, delivering a 1:1 ratio between the motor and shaft rotation, which in turn eliminates frictional losses and minimizes gear wear. Our STEM products have only two moving parts.

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Increased horsepower output from the same power input. The Electric Wheel and STEM products provide the equivalent power of internal combustion engines with three to four times greater rated horsepower.

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Regenerative abilities. Unlike combustion engines, which merely charge the starter/accessory battery, our propulsion systems’ regeneration technology renews the bank of batteries that provide the systems’ principal energy source. This technology is most effective in applications where natural forces such as water flow or airflow keep the motor turning even when it is not under power, e.g., sailing vessels and wind generators.

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Redundancy. Our Electric Wheel systems are redundant and completely self-contained. These features greatly enhance safety and security on the water. The Electric Wheel can operate with one-half its parts or with the gear set melted together.

•	No cooling source. No external cooling source is required for our ST-EPS, thereby allowing continuous use.

With high torque and low rpm, these motors are ideally suited for displacement hull vessels such as sailboats and multihull boats. A 10-horsepower Electric Wheel system provides more than adequate power to operate a sailboat traditionally powered by a 36-horsepower diesel engine. Our testing programs and installation experiences have demonstrated that the Electric Wheel provides the equivalent power of internal combustion engines with three to four times greater rated horsepower. This is because a diesel engine typically delivers only between 25% and 30% of its rated horsepower to the propeller; the combustion engine’s power-absorbing attachments such as an external transmission, gears and water pump absorb the rest.

Our Products

The Solomon Technologies Electric Propulsion System

We market and sell the ST Electric Wheel and ST Electric Motor series Electric Propulsion Systems. Our systems consist of the motor and controller, the safety power management distribution unit, the battery bank and battery charger, an e-meter, ammeter, keyswitch, DC breakers and a throttle control. We also offer optional generators for hybrid charging configurations, optional inverters for AC applications and a DC to DC charger for maintaining 12v DC house power. Our ST-EPS provides the foundation for efficient power management.

The Motors. We have developed two product lines of motor systems, the “ST Electric Motor”, or “STEM” series and the “ST Electric Wheel” or “STEW” series. All of our motors have regenerative abilities. This means that our motors generate electricity while under sail or at any other time that the external forces on the propellers are greater than the internal forces. In a sailing vessel application, this hydroelectric power is generated when water passing the propeller while the vessel is under sail turns the propeller blades, which in turn spin the shaft and rotor on the electric motor producing electricity that is then stored in the battery bank connected to the motor. While the large, spinning propeller can cause drag in regeneration mode that may be unwelcome in some situations and can even overcharge the battery banks if left untended, both of these potential problems can be neutralized by adding forward power to the propeller.

STEM Series. Our STEM series employs one or two of the DC electric motors and controllers used in the ST Electric Wheel series and does not incorporate a planetary gear-set. Our STEM series models are:

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Our ST37 single motor design, which replaces up to a 24 horsepower diesel motor and provides continuous torque output to the shaft of 37 foot-pounds. The ST37 is designed for boats weighing up to 20,000 lbs.

•	Our ST74 dual motor design, which replaces up to a 48 horsepower diesel motor and provides continuous torque output to the shaft of 74 foot-pounds. The ST74 is designed for boats weighing up to 32,000 lbs.

Our STEM series motor systems are all available in twin motor configurations, providing power to the propellers equivalent to that of twin diesel engines up to the 48 horsepower x 2 designed specifically for twin shaft or twin hull vessels.

We are currently planning to introduce two new motors to our STEM series:

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Our ST62 single motor design, which will replace up to a 40 horsepower diesel motor and will provide continuous torque output to the shaft of 62 foot-pounds. We expect the ST62 to be appropriate for boats weighing up to 28,000 lbs.

•	Our ST123 dual motor design, which will replace up to a 80 horsepower diesel motor and will provide continuous torque output to the shaft of 123 foot-pounds. We expect the ST123 to be appropriate for boats weighing up to 60,000 lbs.

To date most of the motors we have sold have been STEM series models.

STEW Series. Our STEW series employs the Electric Wheel. The STEW series motor consists of two flat, opposing, brushless, DC electric motors directly connected to the planetary gear set. Our current STEW series model — the ST58 Electric Wheel dual motor system replaces up to a 36 horsepower diesel motor and provides continuous torque output to the shaft of 58 foot-pounds. The ST58 is designed for boats weighing up to 24,000 lbs.

The Electric Wheel design permits the ring gear to turn, which enables us to offer different STEW power configurations to meet specific requirements. With both sun and ring gear together, the Electric Wheel delivers considerably more torque to the planetary gears than a single motor. Altering the relative speeds of the moving ring and sun gears provides an infinitely variable range of gear ratios. We can attach different size motors to the gears or add a second motor to each gear and double the total horsepower.

Electric Wheels with different gear ratios that can provide a multitude of possible horsepower combinations are available for custom order production in a variety of configurations for larger vessels with more complex workload requirements as well as for application in a number of other industries. Our current STEW series motor systems are all available in twin motor configurations, providing power to the propellers equivalent to that of twin diesel engines with up to 36 horsepower each, and are designed specifically for twin shaft or twin hull (catamaran) vessels.

The Safety Power Management Distribution Device. The Safety Power Management Distribution Device, or SPMD, is a panel designed to act as an interface for all of the devices making up our full series of Electric Propulsion Systems. The SPMD is an enclosed unit that is required for each system. Twin systems utilize a main distribution box that works in conjunction with the SPMD as a central interface for system components.

The Battery Bank. We specify 144v DC (12 X12 volt DC) Absorbed Glass Mat batteries wired in series to provide maximum power performance. This battery configuration provides the cruising boater with power, efficiency, and the freedom to extend boating range. We believe that future advances in battery and fuel cell technology will help to encourage the utilization of electric motors. While the battery bank adds a substantial amount of weight to the boat, the batteries can be placed in the boat to help stability.

Chargers. The main 144v battery bank can be charged by a shore charger, propeller regeneration or an optional diesel generator (“genset”). We offer several shore chargers built for 144v direct current (“DC”) output and 110v/220v alternating current (“AC”) input.

E-Meter. The e-meter is used to monitor the “fuel” level of the battery bank. It displays battery voltage, amperage being consumed, and amp hours remaining. The e-meter also reads out battery regeneration.

Ammeter. The Blue Sky Systems model 8236 DC ammeter is connected to the motor and reads the amperage drawn by the motor when powering or the amperage produced by the motor in regeneration mode. A negative amperage value indicates the amount of current drawn from the battery bank to power the motor. A positive amperage value indicates the amount of current (at 144v DC) that the motor is regenerating or the optional generator is providing and sending back to the battery bank.

Keyswitch. The Cole-Hersee, M-676 Marine Ignition Switch is a 12v, two-position switch that turns the ST-EPS on and off. Turning the switch to the “on” position activates a relay located in the SPMD. The relay in turn connects the 144v DC circuit that powers the motor.

DC Breaker. Circuit breakers are designed to open a switch automatically in case of electrical overload and break the circuit. DC breakers are located in the Main Distribution Box to control the 6 kw inverter, generator, port motor SPMD and starboard motor SPMD and a separate Cutler-Hammer EHD2050L, 50 A 250v DC breaker controls the inverter.

Throttle Controls. We offer electronic throttles that control forward and reverse motor functions through electronic switching. The electronic throttles can be ordered for single motor installations or dual motor configurations for independent motor control.

Inverter Options. The efficiencies inherent in our ST Electric Propulsion Systems enable them to provide considerable AC power for cabin use. Our inverters connect with the 144v DC battery bank. The inversion from 144v DC to 120v AC is more efficient and provides greater capacity than inversion from a 12v battery bank. For example, a blue water cruiser can have AC power for electric stoves, air conditioning, hot water heater and lighting without running a generator continuously.

12v House Power/Cross Charging Options. Boaters are familiar with a 12v DC system for powering cabin lights, bilge pumps, radios, and the like. We recommend the use of a separate 12v system with our ST Electric Propulsion Systems. Depending on the on-board equipment, this will enable the 12v system to consist of one to four batteries that can be charged from the main battery bank through our DC/DC cross charger. This allows for constant charging of the 12v system and offers 12v power capacity for more enjoyable, efficient living aboard.

Hybrid Generator Options. Gensets are most often used for those seeking long-range motoring and abundant AC power for cabin use or for racing configurations in which lightweight, small capacity batteries are used for short-range motoring. For efficiency and performance, we offer optional DC generators capable of charging the 144v DC battery bank system. We can provide generators sized at 3.2 kilowatts (“kw”) and higher.

Our ST Electric Propulsion Systems in marine use today are fueled through battery bank-stored power. Extended motoring range can be provided by installing an optional cocooned generator, creating a hybrid diesel electric system. In a hybrid configuration the generators cycled on and off based on battery usage. Generators work with the battery bank, extending battery life by recharging when the battery voltage reaches a set level of discharge. In addition, solar panels and wind generators can be used to augment house power for both pure electric and hybrid configurations.

Our Strategy

We are dedicated to meeting the needs of our customers for long-lived, low maintenance, efficient and environmentally-friendly propulsion systems. We will endeavor to be a market-driven company that incorporates cost-effective technologies available in our products to meet our customers’ needs. We will seek to achieve sustained growth by harnessing our Electric Wheel technology, incorporating fuel technology advancements and expanding our product lines to meet customer demands for better propulsion systems while simultaneously creating business opportunities for new applications. The following are key elements of our strategy:

Be first to market with innovative propulsion system products in the marine industry.

We believe that our experience in the marine industry will enable us to introduce innovative products to the market quickly. We intend to strengthen current relationships and forge new relationships with manufacturers of marine vessels. We intend to continue to invest in internal product development activities designed to enhance our product offerings to satisfy the needs of our target markets. To this end, we continue to seek alliances with other marine industry product manufacturers to maintain a competitive edge and to spearhead innovation.

Expand and enhance our sales channels.

We believe that the most effective way to sell our products is through traditional retailers, original equipment manufacturers (“OEMs”) of marine vessels, commercial marine companies, passenger vessel owners, the retrofit market and military contracts. We intend to continue to build industry presence and product demand through press releases and articles in major industry publications, keynote speaking and presentations before marine professionals, international boat builder/OEM organizations and business leaders and companies in related industrial sectors .

Increase international sales.
We view several international markets as opportunities for significant growth for our business. We intend to target emerging and growing markets in regions such as Europe, Australia, Israel, New Zealand, South America and the Pacific Rim, principally through teaming with existing local companies and/or independent sales representatives. We plan to establish a presence in the boating capitols of the world through alliances with international charter fleet companies. From time to time, we may also consider acquisitions, strategic alliances or joint ventures to increase our penetration in identified markets.

Expand our branding and marketing initiatives.

We have invested time and resources to establish our Electric Wheel and Electric Propulsion System brands, as well as the consistent and recognizable design of our products. We intend to continue building our brand identity through public relations, advertising campaigns and other marketing efforts such as:

•	Milestone press releases relating to technology and operations

•	Website improvements

•	Building websites for dealerships and alliances with links to our website

•	Company branded systems components, i.e., inverters, generators and battery chargers.

Enhance operational efficiencies.

We believe it is essential to control operational costs while at the same time providing first-to-market, innovative products. We intend to implement processes to manage product development efficiency, control inventory, channel costs and reduce overall operating expenses. We plan to invest in personnel, technology and processes to enhance our operational discipline and efficiencies with respect to product development, demand assessment and supply chain and channel inventory management. By focusing on operational efficiencies, we intend to meet the demands of our target markets for affordable, high quality products while pursuing a profitable business model.

Expand our product offerings to non-marine applications.

We plan to expand our product portfolio into new areas that will complement our current product offerings while leveraging our brand, channel presence and operational efficiency. We believe this technology may be adapted for use in a variety of ground-based applications such as HVAC systems, inter-modal trains, land-based transport, conveyor systems and farming implements. We intend to pursue strategies that include the licensing of our unique technology to industries with high regulatory and financial barriers to entry, such as the automotive industry. Strategies to explore will include the formation of joint ventures with industry participants that have an existing market presence, such as producers of conveyor systems.

Our Industry

Our product application in the marine industry

The recreational boating industry is a large, multifaceted market both in the United States and internationally. It is divided into two dimensions - suppliers and users, both of which are target customers for us. By product application, the boating market is divided into sailboat and powerboat segments and within each segment by size of craft for sailboats and hull type for powerboats. Most sailboats are displacement hull vessels. Powerboats are designed with displacement hulls, semi-displacement hulls and planing hulls. A displacement hull boat rides in the water, pushing water out of the way (displacing water) as it moves forward. A planing hull boat, as it builds sufficient speed, rides on top of the water where there is less resistance.

Displacement hulls are chosen when long range, economy of operation, and seaworthiness are vital to boating performance. By a displacement hull’s very nature, speed is limited. Size and shape dictate a maximum speed, referred to as “hull speed.” When moved by a large propeller turning at low rpms, displacement hulls become very efficient, requiring small amounts of power compared to hulls designed for high speed. Low rpm operation is not compatible with most fossil fuel engines that reach optimum performance with small props turning at high rpm. However, with a large, slower turning prop, and the proper gear ratio, a small fossil fueled engine consumes much less fuel than its higher speed counterparts. Even a 20-ton trawler with twin diesels is more fuel-efficient than most recreational boats with semi or full planing hulls designed for higher speeds.

Our ST Electric Propulsion Systems are designed to produce maximum efficiency with large, slow turning props delivering higher torque at low rpm. These characteristics make our STEW and STEM series motors highly compatible for displacement hull applications. Many categories of boats use displacement hulls, including sailboats, trawlers, classic launches, luxury houseboats, offshore commercial fishing boats, tugboats and large ships. In addition, many custom and production specialty hull designs are compatible with the present ST-EPS designs.

Our target markets

Our markets for STEW and STEM series motors encompass two sectors - boat manufacturers (“OEMs”) for new boat electric drives and used boat owners for retrofit systems. Within these sectors, our primary market for ST-EPS is the recreational boating industry, with an initial focus on displacement hull vessels ranging in size from 25 feet to over 70 feet in length and weighing from 4 to 40 tons. The secondary market for our current line of production motors is commercial marine applications, with an initial focus on fishing vessels, lifeboats and motor launches. We expect that our next generation series of STEW and STEM motors will be focused on the powerboat market and the larger horsepower commercial marine sectors as well as land-based applications.

Market analysis-industry trends

Both the new and the retrofit boat markets offer substantial sales potential for us. Market growth for new boats appears to be driven by the U.S. business cycle and population demographics; compound annual growth averaged three percent over the last two decades. There were 16,075 new sailboats constructed in North America during 2003, according to the 2004 North American Sailing Industry Study conducted by The Sailing Company, parent company of Cruising World and Sailing World magazines. Of that total, we estimate that approximately 2,400, or 15 percent, were at least 25 feet long and large enough for the ST-EPS.

There are an estimated 1,600,000 sailboats of all kinds on United States waters, according to the National Marine Manufacturing Association. Multiplying this figure by 13% - the percentage of new boats that are large enough to be eligible for the ST-EPS - gives 208,000 used sailboats large enough for the ST-EPS. Assuming that these boats will require new motors every 10 years, i.e., 10% of the fleet each year, means that 20,800 sailboats large enough for the ST-EPS will need new motors annually. Most of these boats, however, are not worth enough for the high-priced ST-EPS to make economic sense. If only 10% of the total are economically viable candidates for the ST-EPS, then, we believe, the potential market for retrofit of the ST-EPS is 2,080 boats annually.

One of the primary trends impacting the recreational and commercial boating industry is that environmental regulation of boat engine emissions continues to get more and more restrictive. More restrictive emissions regulations issued by the US Environmental Protection Agency for small marine diesel engines of 37 kw or less are being phased in through 2005. The EPA also is in the process of proposing new exhaust emissions regulations that would require catalytic converters on marine diesel engines. Tighter emissions standards for gasoline-powered marine engines are also being phased in through 2007. We think that these tightening restrictive environmental regulations on marine engines will make our system increasingly competitive. Our system is inherently cleaner environmentally than a conventional diesel or gasoline engine because a boat powered by the ST-EPS can motor solely on battery electricity for much of the time. When the auxiliary diesel generator is operating, it produces less exhaust pollution than a propulsion diesel. A propulsion diesel must accelerate up and down to change boat speed, frequently accelerating and operating out of its most fuel efficient range. By contrast, the diesel engine that powers our generator operates in a narrow rpm range that has been factory-set to provide efficient combustion of the fuel.

International markets

We believe that Europe’s auxiliary powered sailboat market represents a large potential retrofit market for the ST-EPS in large part because of environmental issues. The European Community Parliament recently imposed new restrictions on exhaust emissions and engine noise for diesels, two stroke gasoline engines and four stroke gasoline engines. The regulations are to be completely in place in all member countries by 2006. Because the ST-EPS produces far fewer exhaust emissions than gasoline engines and is far quieter than a conventional internal combustion engine, we believe that the new requirements could help generate interest in ST-EPS among European boatbuilders and boat owners.

OEM/boat builders

We view our OEM relationships as important to growing and sustaining marine sales in both manufacturer and user market segments. ST Electric Propulsion Systems have been installed in boats manufactured by Hinckley Yachts, Lagoon Catamarans, Alliaura Marine, Island Spirit Catamarans, Aeroyacht/Edel, Gold Coast Yachts, Conser Catamarans and Manta Catamarans, all of which have agreed to offer our ST-EPS as optional equipment on their production boats. We intend to focus the resources necessary to attract and support OEM customers. We believe that OEMs are incorporating, and will continue to incorporate, our ST Electric Propulsion Systems into their new boats as a value-added feature in order to be more competitive and increase their sales. We believe that in the future some of these manufacturers will begin to adopt ST-EPS as standard equipment.

To the extent that manufacturers adopt our ST-EPS as standard equipment, we expect that more industry articles will appear in trade magazines, which in turn should develop additional sales for us. In addition, boat manufacturers, through their marketing promotions and network of new boat dealers, invest heavily in advertising. Overall, we believe that our electric propulsion-equipped new boats displayed in advertisements, at boat shows and in trade magazine articles will provide a growth vehicle for increasing sales volume, as will inclusion of an anticipated growing number of boat builders listed as OEM installers of our products on our web sites and published listings.

We have successfully completed sea trials of our ST-EPS at Lagoon Catamarans, a subsidiary of Groupe Beneteau, the world’s largest builder of recreational sail and powerboats.

Hinckley Yachts, a builder of premium sail and power boats, launched a 42 foot day sailer incorporating our ST-EPS in August 2004. Alliaura Marine, a French catamaran manufacturer and builder of the Privilege Luxury line of catamarans, built an electric powered vessel incorporating our ST-EPS in December 2004.

Commercial powerboat market

We have sold two ST Electric Propulsion Systems to the Coniston Launch Company of Cumbria, England to replace large diesel engines in two 40 foot historic motor launches used for tourist passenger service. The systems have been installed and are now in service.

Dealer/installers/sales representatives

We are developing sales directly to the wholesale end of the marine propulsion and retrofit market. Target wholesale customers include marinas, boat yards, and boat repair, refurbishing and retrofit businesses. The retrofit market requires removal of a boat owner’s existing internal combustion engine, disposal of any residual fuel (now considered a hazardous waste in most states subject to regulatory guidelines for disposal), and removal of fuel tank(s) if not retained for other purposes. Most owners will look to their boatyard or marina to perform these tasks.

There are an estimated 13,000 boatyards and marinas in the U.S. according to the Marina Operators Association of America. Not all of them have repair facilities. Our goal is to have our sales management team select the best available dealers to represent us in major market areas. In support of this goal, we have developed criteria and guidelines for the selection and establishment of authorized dealer/installers to which we will be able to refer boat owners for installation and service of our systems.

To date, we have established seven authorized dealer/installers in the United States, each of which can sell and install our ST-EPS. This dealer/installer network includes retrofit businesses in San Diego, Long Beach, Ventura and Berkeley (which includes Lake Tahoe), providing Pacific Coast coverage. We also have dealer/installers in Marquette, Michigan on Lake Superior, in the British Virgin Islands and in Israel. The Marquette dealer installed its first ST-EPS in 2004. We are in the process of establishing additional dealer/installers and independent sales representatives throughout North America and in select venues worldwide. We recently signed a Sales representative Agreement with EnviroBoat Developments in Cumbria, England to pursue sales on our behalf in the UK.

Although the ST-EPS systems are less expensive to operate and maintain than the diesel engines they are designed to replace, at present they are more expensive to purchase and install. This is an impediment to increasing retrofit sales. We believe that in order to reduce the price of ST-EPS motors to the point at which they are comparably priced to the equivalent diesel engines we will have to achieve economies of scale by increasing overall sales to at least 500 ST-EPS systems per year.

Trade shows

We have exhibited our products at major consumer boat and marine trade shows in Annapolis, Maryland, Ft. Lauderdale and Miami, Florida, Newport, Rhode Island and at the International Boat Show in Dusseldorf, Germany and the Marine Equipment Trade Show in Amsterdam. We also have exhibited our products or displayed our product literature at trade shows in conjunction with our industry suppliers and equipment manufacturers.

Print media advertising and promotion

We advertise in both marine trade magazines and marine industry periodicals.

Media coverage

We have been featured in more than 20 articles and stories in boating-related publications: Boat & Motor Dealer (Nov 2004), Cruising World (March 2005, March 2004 and March 2003), Boat U.S. (Jan 2003), Multihulls Magazine (January/February 2005, March/April 2004 and November/December 2003), Multihulls World (April/May 2002), Practical Sailor (Dec 2002), Professional Boatbuilder (December/January 2005), Sail Magazine (January 2005, October 2003) and many more dating back to 1994. In addition, articles on our company and our products and technology have been published in national publications including The Wall Street Journal, Popular Mechanics, Design News and various NASA bulletins.

We prepare and distribute press releases featuring news of interest for publication in a variety markets and industries. We plan to continue to solicit and develop opportunities for trade journal, television, newspaper and magazine coverage.

Website

We maintain a website that contains our history, technology, accomplishments, milestones, news about our technology and business developments and articles about our company appearing in consumer and trade magazines. The site also provides answers to prospective customers’ most frequently asked questions, directions for contacting us, a list of our dealer/installers/sales representatives and OEMs system component specifications, pricing information and ordering instructions.

Pricing

Basic ST-EPS orders (with required parts and components) currently start at over $13,000 and full package STEW and STEM twin systems for catamarans with hybrid electric and AC power options can cost over $70,000. The average system invoice cost with component parts, equipment and optional products is presently approximately $27,500.

Manufacturing

We assemble and test our ST Electric Propulsion Systems at our facility in Tarpon Springs, Florida, using motors and other components supplied to us by third-party contractors.

Homewood Products Corporation, located in Pittsburgh, Pennsylvania, through its subcontractors, has been manufacturing our electric motors since 1996 and builds STEW and STEM motors to our specifications.

In August 2003, we entered into an agreement with Homewood that required that we purchase from Homewood at least 100 electric motors by December 31, 2004, but that if we failed to meet this purchase commitment we would be required to pay Homewood on or before January 1, 2005 an amount equal to the average purchase price for all motors actually purchased by us multiplied by the motors not purchased by us up to 100. The agreement expired on December 31, 2004. As we purchased only 25 electric motors in 2004, we have become obligated to pay Homewood an aggregate of $466,200 for the 75 motors we did not purchase. We did not pay this amount to Homewood. On May 26, 2005, we entered into an agreement with Homewood pursuant to which Homewood released any claims against us for amounts due under the expired agreement between us and Homewood in exchange for the issuance to three nominees of Homewood of an aggregate of 105,000 shares of our common stock. We also agreed to register these shares in the registration statement of which this prospectus forms a part.

The agreement with Homewood also provided that as long as we met our annual purchase commitment Homewood would not accept purchase orders for electric motors from anyone else for marine applications and we would not purchase electric motors for marine applications from any other manufacturer. Due to our failure to meet the purchase commitment in 2004 and the expiration of our agreement with Homewood, this exclusivity arrangement has expired.

Third-party suppliers provide other components of our ST-EPS. We believe that these other suppliers have sufficient capacity to fill our needs. We do not, however, have agreements with these suppliers to provide us with such component parts.

We are pursuing agreements with several suppliers for our own private label brand DC generator specifically designed for our system.

Competition

Our target market for our marine motors is presently directed at sailboats and other displacement hull vessels, most of which are powered by either diesel or gasoline-fueled engines. Other types of electric motors power a small segment of the boats within our target market.

Diesel engines

Inboard diesel engines constitute the strongest competitor for ST-EPS installations. Consumers in our target markets historically have used diesel rather than gasoline engines for a number of reasons. Diesel engines provide higher torque at lower rpms, use less fuel and otherwise operate more economically and are safer to use compared to gasoline engines. Despite their much higher initial purchase price, diesel engines have proven to be more powerful, reliable and safer than gas engines.

The marine diesel engine manufacturing industry is highly competitive without any single market leader. There are approximately 30 recognized manufacturers of inboard diesel engines. Among U.S. sailboat owners, Yanmar, Perkins and Volvo Penta are perhaps the best-known names, and these manufacturers have a broad product selection for sailboats. Distribution, retailing, installation and service of diesel engines are spread among these 30 competitors, and the majority of these independent retailers, installers and service businesses are the same businesses available to us as prospective authorized dealer/installers of ST-EPS.

We believe that our electric propulsion systems, powered either by battery alone or a generator/battery hybrid, are competitive with diesel engine power because of comparative low maintenance requirements, low energy consumption, environmental friendliness and low noise level, longevity and simplicity of operation. The most important barriers to entry for us are the familiarity and acceptance of diesel power in the marine industry and the comparatively higher price of the ST-EPS. We believe that as our sales volume increases we will be able to make the purchase price of an ST-EPS system more competitive with that of the equivalent diesel engine system.

Electric motors

Electric motors currently available for commercial purchase comprise a small segment of our intended target market primarily because of their limited use of indirect drive systems and reduction gears. We believe that there are approximately 20 manufacturers of vessels powered by electric motors in North America and that most of them manufacture relatively small, low powered vessels, principally open launches, small open deck catamarans and the occasional cuddy cabin cruiser or small sailboat.

Two of the most well-established U.S. manufacturers are Duffy Electric Boat Company of Cost Mesa, California and Electric Launch Company, Inc. (“ELCO”) of Athens, New York. Besides a line of small all-electric launches, Duffy produces a 30 foot cabin cruiser with hybrid electric drive consisting of a 96 volt electric motor and a 5.5 kw Northern Lights generator. ELCO makes a line of small launches and daysailers powered by a 36 volt, 3 hp, shunt wound electric motor with reduction pulley and belt. A 35 foot ELCO excursion boat is hybrid powered, with the standard electric motor and a 4kw AC generator recharging the battery through a battery charger.

Glacier Bay, a U.S. company known for its marine refrigeration systems, is developing what it calls an OSSA Powerlite motor that will use the same type of powerful “rare earth” neodymium magnets that we use in the ST-EPS.

There are several electric boat builders in England and Continental Europe. Eco Cats of Torpoint, Cornwall, England, produces open powerboats, small open catamarans and a small cabin cruiser. The company’s largest vessel appears to be a 36 foot open catamaran for ferrying passengers on sightseeing tours. It is powered by two 4 kw motors. Peter Freebody & Co. of Hurley, Berkshire, England produces open wooden launches and lake boats up to 28 feet in length with electric motors or gasoline and diesel engines as power options. Ruban Bleu, of Nantes, France, makes a line of open electric launches and other small pleasure boats. The largest is an 8.3 meter open deck catamaran powered by two 36 volt, 3 kw, series wound motors.

The European pleasure boat manufacturer with the largest motors appears to be Aquawatt, MOO Kastle, Kaernten, Austria. The company makes a line of what appear to be semiplaning hybrid-electric “speed” boats, the fastest of which is capable of a maximum speed of 16 knots. The largest motor is a 20 kw AC motor powered by a 20 kw generator. The largest DC motor is 4 kw with a 4.4 kw generator.

Lynch Electric Motor, of Devon, England, makes a line of marine electric motors claimed to range up to 22 kw powered by 120v DC. The motors are axial gap, brushed DC motors with a disc armature. Specific models offered range from 12 to 84 volts. The motor has been used in many land and water applications, including speedboats.

Aerotech Ltd. of Weisslingen, Switzerland, now manufactures the Sol Z electric motor, originally offered by Eco Propulsion Systems. Motors offered range from 4 to 8 hp and are powered by 24 or 48v DC batteries. The company makes inboard, saildrive and outboard versions.

Icemaster GmbH, of Paderborn, Germany, manufactures the Whisperprop® diesel-electric drive under the Fischer-Panda label. There are several models available for powerboats and sailboats, several of which include a propeller that can swivel in a horizontal plane. All of these motors use a full-time generator rather than a battery bank to supply electric power to the motor and none permit regeneration of stored power under sail. Icemaster’s Fischer-Panda generators are well regarded in the boating market. Icemaster also manufactures most of the auxiliary generators we offer as part of the ST-EPS.

ASMO Marine, of Copenhagen, Denmark, produces a propulsion motor that most closely resembles the ST-EPS, although it is smaller than our ST74 and requires pulley-belt reduction or reduction gearing for efficient propeller speeds. The largest model offered is a 48 volt permanent magnet DC motor rated at 8.5 kw and advertised as equivalent to 25 hp diesel. The motor is apparently capable of regenerating under sail.

The market for electric marine propulsion systems is relatively young and the factors on which competition will be based have not yet become clear. However, we believe that competition in this industry will be based principally on price, performance and reputation. Many of our competitors and potential competitors, including Icemaster and Glacier Bay, are better known than we are and have larger infrastructures and greater resources than we do, and may have greater ability to withstand price competition or a downturn in the economy or the boating market.

Our Intellectual Property

Trademarks

In 2003, we registered our name “Solomon Technologies” and our logo with the United States Patent and Trademark Office (“USPTO”) under two trademark filings. In 1999, we trademarked a stylized version of the phrase “Electric Wheel” in the United States in connection with electric propulsion systems. Our trademarks have a 10-year term commencing on the registration date and are renewable for additional terms of 10 years each, subject to compliance with certain filing requirements.

Current patents

We currently have three technologies patented in the U.S. and foreign jurisdictions. Below is a summary of our patents.

Dual-Input Infinite-Speed Integral Motor and Transmission Device . This patent is the basis for our Electric Wheel technology. The patents cover both marine applications and farming and household appliance applications. This patent has been issued in five countries, as follows:

COUNTRY	DATE FILED	ISSUED	PATENT #	STATUS
Australia	11/19/91	11/19/94	651,644	Issued
Canada	11/19/91	01/28/03	2,096,642	Issued
Japan	11/19/91	01/31/03	3,394,771	Issued
South Korea	11/19/91	01/07/99	187697	Issued
United States	11/28/90	11/26/91	5,067,932	Issued

Method and Apparatus for Propelling a Marine Vessel. This patent ties our Electric Wheel technology directly to marine propulsion and provides for a patent on regenerative feedback. This patent has been issued in the U.S. and is pending in three foreign jurisdictions, as follows:

COUNTRY	FILED	ISSUED	PATENT #	STATUS
European Union	04/29/96			Pending
Japan	04/29/97			Published
United States	04/29/96	01/26/99	5,863,228	Issued
WIPO*	04/29/97			National Phase entered - Chapter II demand filed 10/27/97

*	The World Intellectual Property Organization is an agency of the United Nations that administers approximately 23 treaties dealing with different aspects of intellectual property protection.

System and Apparatus for a Multiple Input and Dual Output Electric Differential Motor Transmission Device. This patent has been issued in the U.S. and is pending in two foreign jurisdictions, as follows:

COUNTRY	FILED	ISSUED	PATENT #	STATUS
Japan	11/04/97			Published
United States	11/19/96	12/22/98	5,851,162	Issued
WIPO	11/04/97			National Phase entered Chapter II demand filed 5/20/98

Proposed patents

On January 30, 2004, we submitted a provisional patent application for regenerative motor propulsion systems. On January 28, 2005, in advance of the one year anniversary of this filing, we converted this provisional application into a utility patent application in the United States as well as an international patent application under the Patent Cooperation Treaty.

We estimate $20,000 as the cost for patenting the technology under review in the United States. There will be additional costs for patents. These costs will depend on the number of countries in which patent protection is ultimately sought. We cannot assure you that the proposed patent will be granted.

On March 11, 2004, we filed a provisional patent application with the USPTO for Automation Processes for Electronic Propulsion and Power Generation Systems. The provisional patent application describes control systems and processes for the operation of an electronic propulsion and power generating system for marine applications as well as for the use of such systems in broader markets.

We estimate $30,000 as the cost for patenting the technology under review in the United States. We cannot assure you that the proposed patent will be granted.

We do not have any patents covering our STEM series electric motors.

Know-how, trade secrets and other intellectual property protection

In addition to the trademark and patent protection secured above and the pending patent applications, we will rely on trade secrets, know-how and continuing technological innovations to develop and maintain our competitive position. It is our policy to require our directors, employees, consultants and parties to collaborative agreements to execute confidentiality agreements upon the commencement of the employment, consulting or collaborative relationships with us. These agreements provide that all confidential information developed or made known during the course of the relationship with us is to be kept confidential except in specific circumstances. In the case of employees and consultants, the agreements provide that all inventions resulting from work performed for us using our property or relating to our business and conceived or completed by the individual during employment are our exclusive property to the extent permitted by law.

Research and Development

Since our inception, we have spent more than $2 million on product development. The continued development of our STEW and STEM electric motors and other components of our ST Electric Propulsion Systems remains paramount to our success in the marine market. In addition, continuing development of advanced hybrid charging systems, adaptation to new battery, fuel cell and fuel sources technologies, and system control and integration with our growing product line of electric motors will help us achieve and maintain our leadership position in the marine propulsion industry.

Through continued ground-based electric motor research and development, we intend to expand applications of our patented products for potential licensing into other industries.

Employees

We have five full-time employees and one part-time employee. Our executive management team currently consists of a president, a chief financial officer and a secretary. We employ our chief financial officer on a part-time basis. There is no collective bargaining agreement in effect. We believe our relations with our employees are good.

Government Regulation

It is anticipated that existing and proposed changes in environmental impact laws and regulations in the United States, Canada and Europe will create an increased demand for our ST-EPS products and Electric Wheel technology. Our STI electric products have zero emissions when used without fossil fuel generators.

Existing or probable governmental regulations have not had, and are not expected to have, any material impact on our operations, and the costs and effects of compliance with federal, state and local environmental laws are minimal.

Properties

We currently occupy office, research, testing and warehouse facilities in Tarpon Springs, Florida. This facility is located at 1400 L & R Industrial Boulevard, Tarpon Springs, Florida 34689. The lease commenced on September 1, 2003 and continues for two years with an additional two year extension at our option. Rent is currently $2,637.33 per month.

Legal Proceedings

In March 2004, Ann Poyas, our former chief operating officer and a former director, her husband, Donald Poyas, our former Vice President of Procurement, and their son, Michael Poyas, a former consultant for our company, brought a lawsuit against us in the Circuit Court for Charles County, Maryland, alleging that they were owed in the aggregate approximately $3,000,000. On May 26, 2005, we entered into an agreement with Ann, Don and Michael Poyas settling the litigation in exchange for our issuance of an aggregate of 775,000 shares of our common stock to them and their attorney. We also agreed to register these shares in the registration statement of which this prospectus forms a part.

In July 2004, Charles Shannon, our former Vice President of Sales and a former director, brought a lawsuit against us in the Circuit Court for Charles County, Maryland, alleging that he is owed approximately $2,000,000. On May 18, 2005, we entered into an agreement with Mr. Shannon settling the litigation in exchange for our issuance of an aggregate of 330,000 shares of our common stock to him and his attorney. We also agreed to register these shares in the registration statement of which this prospectus forms a part.

In May 2004, Donald James, our former president, submitted a claim alleging that he is owed unpaid wages. We disagree with the claim and no legal action has been brought by Mr. James.

Except as set forth above, we do not believe there are any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us.

DIRECTORS AND EXECUTIVE OFFICERS

Our Amended Certificate of Designation of Series A preferred stock establishes that our board of directors shall consist of five members:

•	Common Directors — The holders of our common stock, as a class, shall be entitled to elect two members of our board of directors, and

•	Preferred Directors — The holders of Series A preferred stock, as a class, shall be entitled to elect three members of our board of directors.

In the case of any vacancy in the office of a director occurring among the directors elected by the Series A preferred stockholders, the remaining director or directors elected by the Series A preferred stockholders may elect a successor to hold the office for the unexpired term of the director.

In the case of any vacancy in the office of a director occurring among the directors elected by the common stockholders, the remaining director or directors elected by the common stockholders may elect a successor to hold the office for the unexpired term of the director.

A Series A Preferred Stockholder Director may be removed during his or her term of office, whether with or without cause, only by the Series A Preferred Stockholders. A Common Stockholder Director may be removed during his or her term of office, whether with or without cause, only by the common stockholders.

Our executive officers, directors and director nominees, together with their ages and certain biographical information, are set forth below:

NAME	AGE	POSITION

Gary M. Laskowski	51	Preferred Director and Chairman of the Board
Peter W. DeVecchis, Jr.	56	President
Samuel F. Occhipinti	58	Chief Financial Officer
Jonathan D. Betts	44	Preferred Director
Michael D’Amelio	47	Preferred Director

Gary M. Laskowski, Chairman of the Board (Preferred Director) . Mr. Laskowski has been a director of our company since May 2004. Mr. Laskowski is a principal and founder of Venture Partners Ltd., a private investment bank founded in 1986. Prior thereto Mr. Laskowski served as a member of the consulting operation of Technology Transitions Incorporated, a venture capital firm, and prior to that in a number of roles, including Vice President, Marketing, for Canberra Industries, Inc., a supplier of data acquisition and analysis systems. Mr. Laskowski serves on the boards of a number of companies involved in electronics, power systems and software development. Mr. Laskowski holds a Bachelor’s Degree in Electrical Engineering from the University of Connecticut.

Peter W. DeVecchis, Jr., President. Mr. DeVecchis, who became our President in May 2004, is an accomplished manager with 25 years of experience in sales, marketing and new business development. Prior to joining us, he had served since December 2001 as Vice President, Sales and Marketing of 4uDoctor, Inc., a provider of web-based technology services to help healthcare practitioners reduce their costs of procuring operational supplies. From 1998 to 2001, he served as Vice President, Sales of Consumers Interstate Corp., a wholesale distributor of MRO products. From 1996 to 1998, he was Vice President Sales, Business Unit Director Pharmacy Groups, for Moore Medical Corp., a full line wholesale distributor of pharmaceutical and health-care products. From 1988 to 1996, Mr. DeVecchis was Vice President, Sales and Marketing for United Abrasives, Inc., a manufacturer of industrial abrasive products. From 1985 to 1988, he served as Vice President Sales and Marketing for Beaverite Products, Inc., a manufacturer of customized information packaging. From 1973 to 1985, he was Vice President Sales and Marketing for Canberra Industries, Inc., a nuclear electronics company. Mr. DeVecchis earned his MBA from University of New Haven and his BS in Business Management from Charter Oak College in Connecticut.

Samuel F. Occhipinti, Chief Financial Officer. Mr. Occhipinti became our Chief Financial Officer in May 2004. Since June 1998, Mr. Occhipinti has been Managing Director and President of Venture Partners Capital LLC, an NASD registered broker/dealer focused on corporate finance and merger and acquisition transactions. From 1997 to June 1999, he was Vice President and Chief Operating Officer of Stone Cline Corporation, a manufacturer of textiles, and from 1993 to 1997 he was Executive Vice President and Chief Financial Officer of I2 Technology Inc., a manufacturer of electronics components. From 1990 to 1993, Mr. Occhipinti was Vice President - Finance of AOI Systems Inc., a manufacturer of adaptive optics technologies. He earned his BS/BA in finance from Boston College.

Jonathan D. Betts, Director (Preferred Director). Mr. Betts is a principal and founder of Venture Partners, a private investment bank, founded in 1986. Mr. Betts previously served as a member of the consulting operation of Technology Transitions Incorporated, a venture capital firm and as Regional Sales Manager for Medical Electronics Corporation, a critical care medical instrumentation manufacturer. Mr. Betts has a Bachelor’s Degree in Electrical Engineering from Boston University.

Michael D’Amelio, Director (Preferred Director). Mr. D’Amelio has been a director of our company since May 2004. Mr. D’Amelio is the Managing Director and founder of JMC Venture Partners LLC, a private equity fund founded in 1999 that focuses on middle market manufacturing, distribution, technology and service companies. In addition, Mr. D’Amelio is a partner in the investment banking firm of Grace Matthews. From 1991 to 1999, Mr. D’Amelio served as President and CEO of TACC International Corporation, a specialty chemical manufacturer with facilities located throughout the United States that was subsequently sold to a Fortune 500 buyer. Mr. D’Amelio serves on numerous corporate boards and committees and is a graduate of Northeastern University with a BS in Management.

There are two vacancies on our board of directors at present. David E. Tether and David Lindahl, who had been serving as the Common Directors, resigned from our board of directors on March 18, 2005. Our board of directors has nominated the following people to be common directors:

Duane L. Crisco.  Since June 2004, Mr. Crisco has been a Senior Vice President at GE Capital in Norwalk, CT. From December 1999 to June 2004, Mr. Crisco served as a Partner and Managing Director of SwingBridge Capital, located in Cheshire, CT. Mr. Crisco holds a BS degree in Finance from the University of Connecticut.

David J. Parcells. Since December 2003, Mr. Parcells has served as Chief Financial Officer of Garrity Industries, Inc, a privately held manufacturer and leading supplier of flashlights under the Garrity brand name. From January 2000 to September 2004, Mr. Parcells was Vice President and Chief Financial Officer for eLOT, Inc, a publicly traded internet company serving the lottery industry. eLot filed for Chapter 11 protection on October 15, 2001 and emerged from protection on December 31, 2002. From September 1998 to January 2000, he was President and Chief Financial Officer of Sentinel Business Systems, a privately held bar code data collection software provider and systems integrator. Mr. Parcells is a CPA and holds a BS degree in Accounting from Providence College.

EXECUTIVE COMPENSATION

The following table shows compensation earned during fiscal 2004, 2003 and 2002 by our President and our former chief executive officer.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options
Peter W. DeVecchis, Jr. (1)	2004	$76,923.04	0	8,849.96 (2)	100,000 (3)
President

David E. Tether	2004	$110,096.17	0	$47,804.00 (4)	147,807 (3)
Former Chief Executive Officer	2003	$42,789	0	$0	115,000
	2002	$38,221	0	$0	0

(1)	Peter DeVecchis became our President on May 27, 2004.
(2)	Mr. DeVecchis received this amount as a consultant prior to becoming our President.
(3)
Vesting of options to purchase an aggregate of 100,000 shares was contingent on the satisfaction of certain performance criteria by December 31, 2004. These options expired unexercised on January 1, 2005 when the performance criteria were not met.

(4)	David Tether received this amount in May 2004 in payment of compensation owed to him for prior periods.

Compensation Arrangements

We have an employment agreement with Peter W. DeVecchis, Jr., our President.

Mr. DeVecchis receives an annual base salary of $125,000 and is eligible for a $75,000 bonus based on goals to be agreed by us and Mr. DeVecchis. Mr. DeVecchis will also be entitled to receive the standard benefits available to all of our employees. He is also entitled to a restricted stock award of 20,000 shares of our common stock each year over the next five years with the first 20,000 shares earned in May 2005, the first anniversary of his employment with us. In the event that he is terminated for cause, all unearned shares are forfeited. Further, if he is terminated other than for cause during the first five months of his employment, all unearned shares are forfeited. Upon termination other than for cause after the first five months of employment, he will be entitled to one half of all of the remaining unearned shares. The term “cause” means Mr. DeVecchis’ gross negligence, gross misconduct, breach of fiduciary duty to our company or our stockholders, or indictment or arrest for any criminal offenses.

We may terminate Mr. DeVecchis at any time. If we terminate him during the first five months of his employment, we will pay Mr. DeVecchis severance of three months of his annual salary though a continuation of periodic salary payments at normal payroll periods. If we terminate him after the first five months of his employment, his severance will be six months of his annual salary. If Mr. DeVecchis is terminated after the first five months of his employment as a result of a change in control of our company, his severance will be one year of his annual salary. If Mr. DeVecchis is terminated for cause, he will not be entitled to any severance.

The term “change of control” means a sale or transfer, in one transaction, of 51% or more of our issued and outstanding shares, excluding normal public trading of our shares or one or more secondary offerings of our shares.

Mr. DeVecchis also executed our company’s Nondisclosure and Noncompete Agreement, which all of our employees are obligated to sign. The agreement provides that Mr. DeVecchis will not compete with us during employment and for six months thereafter and will always keep our trade secrets and other confidential information confidential.

We had an employment agreement with David E. Tether prior to his termination in March 2005. Mr. Tether received an annual base salary of $125,000 and was eligible for a $75,000 bonus based on goals to be agreed by us and Mr. Tether. Mr. Tether was also entitled to receive the standard benefits available to all of our employees.

2003 Stock Option Plan

We adopted our 2003 Stock Option Plan in July 2003. We amended it in June 2004 to increase the number of shares of common stock reserved under the plan from 750,000 to 2,000,000. The plan provides for the grant of options intended to qualify as “incentive stock options,” options that are not intended to so qualify or “nonstatutory stock options” and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 2,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of “reload options” described below.

The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of shares of common stock subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders, which must have an exercise price of not less than 110% of the fair market value of the common stock on the date of grant. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of 10 years, except for options granted to 10% stockholders, which are subject to a maximum term of 5 years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable except by will and the laws of descent and distribution.

The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of shares of common stock equal to the sum of the number of shares of common stock used to exercise the option, and, with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

Stock Option Grants

The following table sets forth the stock option grants made by us to the named executive officers in the Summary Compensation Table during 2004:

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date
Peter W. DeVecchis, Jr.	100,000 (1)	19.8%	$0.55	7/20/14
David E. Tether	47,807	9.5%	$1.00	4/14/09
David E. Tether	100,000 (1)	19.8%	$0.55	7/20/14

(1)
Vesting of the options was contingent on the satisfaction of certain performance criteria by December 31, 2004. These options expired unexercised on January 1, 2005 when the performance criteria were not met.

Aggregated Option/SAR Exercises and Year End Option/SAR Values in Last Fiscal Year

The following table sets forth the aggregate number of options exercised in the year ended December 31, 2004 and the value of options held at December 31, 2004 for the named executive officers in the Summary Compensation Table.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/Warrants at Fiscal Year End Exercisable/Un-exercisable(1)	Value of Unexercised In-the- money Options/Warrants At Fiscal Year End Exercisable/Un-exercisable (2)

Peter W. DeVecchis, Jr.	0	$0	0	$0

David E. Tether	0	$0	162,807/0	$46,847.92/0

(1)	Does not include options that expired on January 1, 2005.
(2)
The dollar value was calculated by determining the difference between the fair market value at December 31, 2004 of the common stock underlying the options and the exercise prices of the options. The closing price of our common stock on the OTC Bulletin Board on December 31, 2004 was $1.98.

Compensation of Directors

In 2004, we paid each non-employee director $12,000 for his service on the board through December 31, 2004. In addition, each non-employee director received an option to purchase 25,000 shares of common stock exercisable at $0.55 per share. These options expire on July 21, 2014. During 2003, we issued to each of our non-employee directors for their service as members of our board an option to purchase 10,000 shares of common stock exercisable at $2.00 per share. These options expire in August 2006. Employee directors will not receive compensation for their service as directors. We will reimburse each of our directors for reasonable travel expenses incurred in connection with attending all board and board committee meetings.

On May 25, 2005, in partial consideration for their past contributions to our company and to encourage their continued service, we issued 25,000 shares to Jonathan Betts and 150,000 shares each to Michael A. D’Amelio and Gary M. Laskowski. We issued an additional 125,000 shares to Jonathan Betts on August 8, 2005.

OWNERSHIP OF OUR SECURITIES

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding each person known by us to be the beneficial owner of more than 5% of our common stock, excluding persons who are our executive officers, directors or director nominees, as of August 9, 2005.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK(1)

Woodlaken LLC Mill Crossing, Bldg. A 1224 Mill Street East Berlin, CT 06023	3,442,905(2)	32.2%
Pinetree (Barbados) Inc. c/o Ward Patel & Co., The Gables Haggat Hall, St. Michael, Barbados	2,972,256(3)	29.1%
Steven Sands 90 Park Avenue, New York, NY 10016	1,512,226(4)	17.3%
Jezebel Management Corporation 1201 Hayes Avenue, Tallahassee, FL 32301	756,113(5)	9.4%
Donald Capoccia Sr. and Jr. 47 Great Jones St., New York, NY 10012	604,890(6)	7.7%
Coady Family LLC 4309 Speckles Lane, Machipongo, VA 23405	604,890(6)	7.7%

(1)
These percentages do not reflect any shares of common stock that may be issued upon conversion of 518,016 shares of our Series B preferred stock that are outstanding. The holders of the Series B preferred stock have no voting rights unless and until they convert their shares into common stock. Each share of the Series B preferred stock is convertible into a number of shares of common stock equal to $1 divided by the average closing price per share of our common stock over the five trading day period prior to conversion.

(2)
Represents 153,668 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants, as well as 2,992,905 shares of common stock issuable upon conversion of 2,921,474 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which the holders of Series A preferred stock have the right to vote. Gary Laskowski and Jonathan Betts are the managers of Woodlaken.

(3)	Includes 1,200,117 shares of common stock issuable upon conversion of Series A preferred stock and 1,772,139 shares of common stock issuable upon exercise of warrants.

(4)
Represents (i) 51,223 shares of common stock issuable upon conversion of Series A preferred stock and 100,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital LLC, (ii) 51,223 shares of common stock issuable upon conversion of Series A preferred stock and 100,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital II LLC, (iii) 307,335 shares of common stock issuable upon conversion of Series A preferred stock and 600,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital III LLC, and (iv) 102,445 shares of common stock issuable upon conversion of Series A preferred stock and 200,000 shares of common stock issuable upon exercise of warrants owned by SB Venture Capital IV LLC. Steven Sands is the manager of each of SB Venture Capital LLC, SB Venture Capital II LLC, SB Venture Capital III LLC and SB Venture Capital IV LLC.

(5)
Represents 256,113 shares of common stock issuable upon conversion of Series A preferred stock and 500,000 shares of common stock issuable upon exercise of warrants. Jezebel Capital Management is wholly-owned by Michael D’Amelio.

(6)	Represents 204,890 shares of common stock issuable upon conversion of Series A preferred stock and 400,000 shares of common stock issuable upon exercise of warrants.

Security Ownership of Management

The following table sets forth information regarding the beneficial ownership by our executive officers and directors of our common stock as of August 9, 2005. The information in this table provides the ownership information for:

•	each of our directors,

•	each of our executive officers, and

•	our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Unless otherwise indicated, the address of each beneficial owner is Solomon Technologies, Inc., 1400 L&R Industrial Boulevard, Tarpon Springs, Florida 34689.

NAME AND ADDRESS OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENTAGE OF COMMON STOCK(1)

Gary M. Laskowski Chairman of the Board	628,668(2)	8.1%
Peter W. DeVecchis President	70,000(3)	1.0%
Samuel F. Occhipinti Chief Financial Officer	75,000	1.0%
Jonathan D. Betts Director	628,668(4)	8.1%
Michael D’Amelio Director	931,113(5)	11.6%
Duane L. Crisco Director-Nominee	0	*
David J. Parcells Director Nominee	0	*
All Executive Officers and Directors as a Group (7 persons) (6)	1,879,781	22.0%

* Less than one percent.

(1)
These percentages do not reflect any shares of common stock that may be issued upon conversion of 518,016 shares of our Series B preferred stock that are outstanding. The holders of the Series B preferred stock have no voting rights unless and until they convert their shares into common stock. Each share of Series B preferred stock is convertible into a number of shares of common stock equal to $1 divided by the average closing price per share of our common stock over the five trading day period prior to conversion.

(2)
Includes 153,668 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants owned directly by Woodlaken LLC. Mr. Laskowski and Jonathan Betts, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Laskowski disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. Laskowski at an exercise price of $0.55 per share that expire in July 2014. Excludes 2,992,902 shares of common stock issuable upon conversion of 2,921,474 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. Mr. Laskowski is not the beneficial owner of the 2,921,471 shares of Series A preferred stock or the underlying common stock because neither Woodlaken nor Mr. Laskowski has any pecuniary interest in such securities.

(3)
Excludes up to 80,000 shares of common stock to which Mr. DeVecchis may be entitled pursuant to a restricted stock award of 20,000 shares of our common stock each year over the next four years on May 31 of each year.

(4)
Includes 153,668 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants owned directly by Woodlaken LLC. Mr. Betts and Gary Laskowski, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Betts disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. Betts at an exercise price of $0.55 per share that expire in July 2014.  Excludes 2,992,902 shares of common stock issuable upon conversion of 2,921,474 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. Mr. Betts is not the beneficial owner of the 2,992,902 shares of common stock issuable upon conversion of Series A preferred stock or the underlying common stock because neither Woodlaken nor Mr. Betts has any pecuniary interest in such securities.

(5)
Includes 256,113 shares of common stock issuable upon conversion of Series A preferred stock and 500,000 shares of common stock issuable upon exercise of warrants owned directly by Jezebel Management Corporation, an entity wholly-owned by Mr. D’Amelio. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. D’Amelio at an exercise price of $0.55 per share that expire in July 2014.

(6)
Includes 409,781shares of common stock issuable upon conversion of Series A preferred stock and 875,000 shares of common stock issuable upon exercise of warrants and options. Excludes 2,992,902 shares of common stock issuable upon conversion of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. See notes (2) and (4) above.

CERTAIN TRANSACTIONS

Acquisition Agreements

Intellectual Property Rights Purchase

On June 19, 2003, we acquired from David E. Tether, our former chief executive officer and a former director, for one million shares of common stock all of his interest in the intellectual property rights he owned that are necessary or desirable for use in our business as currently engaged or as proposed to be engaged. These rights include:

•	the design of the motor (such as the number of poles and magnets and the techniques used to construct it), that is the foundation of our STEW and STEM series,

•	the technology in our motors that provides for regenerative feedback, and

•	the techniques used by a digital controller in our ST-EPS that control the motor under various sailing conditions.

Operating Agreements

Homewood Agreement

Homewood Products Corporation has been manufacturing our electric motors since 1996. Barry DeGroot, a former director and a former member of our board’s audit and compensation committees, is the president of Homewood. In August 2003, we negotiated an agreement with Homewood that provided for Homewood to continue to manufacture our motors. The agreement, which expired on December 31, 2004, required that we purchase at least 100 electric motors during 2004. As we purchased only 25 electric motors in 2004, we were obligated to pay Homewood on or before January 1, 2005 an amount equal to the average purchase price for all motors actually purchased by us multiplied by the motors not purchased by us up to 100, or an aggregate of $466,200 for the 75 motors we did not purchase. We did not pay this amount to Homewood. Since January 1, 2004, we have paid Homewood $268,835.39.

On May 26, 2005, we entered into an agreement with Homewood pursuant to which Homewood released any claims against us for amounts due under the expired agreement between us and Homewood in exchange for the issuance to three nominees of Homewood, including Mr. DeGroot, of an aggregate of 105,000 shares of our common stock. We also agreed to register these shares in the registration statement of which this prospectus forms a part.

Equity Issuances

In January 2003, we issued 105,000 shares of common stock to Ann Poyas, our former chief operating officer, 80,000 shares of common stock to Don Poyas, Ann’s husband and our former vice president of procurement, and 50,000 shares of common stock to Michael Poyas, Ann and Don’s son who provided services to us, as consideration for unpaid compensation and unreimbursed expenses in the aggregate amount of $470,000.

In June 2003, we issued 12,500 shares of our common stock to Cynthia McMullen-Tether, David Tether’s spouse. The shares were issued in lieu of accrued salary in the amount of $25,000.

In August 2003, as partial consideration for their past contributions to our company and to encourage their continued service, we issued to certain of our officers, directors and employees an aggregate of 242,500 stock options under our 2003 Stock Option Plan. The options are exercisable at $2.00 per shares and expire in August 2006. These options included an option granted to David E. Tether to purchase 115,000 shares of our common stock.

In April 2004, we settled with various employees to accept a significant reduction in the amount of back pay owing to them. We reduced the amount we were obligated to pay such employees by approximately $180,000. As partial consideration for waiving a portion of such back pay, we granted these employees stock options to purchase shares of our common stock. Among these employees were David Tether and Cynthia McMullen-Tether. Mr. Tether waived $47,807 of unpaid salary and we granted him an option to purchase 47,807 shares of common stock. Ms. McMullen-Tether waived $26,810 of unpaid salary and we granted her an option to purchase 26,810 shares of common stock. The options, which are granted under our 2003 Stock Option Plan, are exercisable at $1.00 per share and terminate on April 14, 2009.

On May 25, 2005, in partial consideration for their past contributions to our company and to encourage their continued service, we issued 50,000 shares of our common stock to Peter W. DeVecchis, Jr., our president, 75,000 shares of our common stock to Sam Occhipinti, our chief financial officer, 25,000 shares to director Jonathan Betts and 150,000 shares each to directors Michael D’Amelio and Gary M. Laskowski. On August 8, 2005, we issued 125,000 shares to director Jonathan Betts in partial consideration for his past contributions to our company and to encourage his continued service.

Private Placements of Series A Preferred Stock

Overview

In February 2004, we issued 35,000 shares of preferred stock and warrants to purchase 35,000 shares of common stock to five investors for $140,000. On April 15, 2004, the five investors from the February 2004 private placement unanimously consented to an amendment to the existing Series A preferred stock designation and, in return, the investors exchanged their investment in the February 2004 private placement for an aggregate of 140,000 shares of Series A preferred stock and 280,000 warrants.

On May 13, 2004, we completed a private placement of 1,745,000 shares of Series A preferred stock and 3,490,000 warrants, each warrant entitling the holder to purchase one share of our common stock. We received gross proceeds from the offering, before deducting any placement agent fees or costs, of $1,745,000. The offering was placed by First Dunbar Securities Corporation of Boston, Massachusetts on a “best efforts” basis. We paid First Dunbar placement fees of $148,325, which is 8.5% of the gross proceeds of the offering, plus out-of-pocket expenses. We also granted First Dunbar a ten year warrant to purchase 250,000 shares of our common stock at $0.33 per share.

On November 5, 2004, we sold an aggregate of 390,000 shares of Series A preferred stock and warrants to purchase an aggregate of 780,000 shares of common stock to five investors for $1.00 per unit in the initial closing of a second private placement of our Series A preferred stock and warrants. We sold an aggregate of an additional 225,000 shares of Series A preferred stock and warrants to purchase an additional 450,000 shares of common stock to two investors in a second closing of the private placement on December 23, 2004. The securities were placed by First Dunbar Securities Corporation, who received cash placement agent fees of $52,275, or 8.5% of the gross proceeds of the offering.

Samuel Occhipinti, our chief financial officer, is the financial operations principal for First Dunbar Securities Corporation.

Woodlaken LLC

Woodlaken LLC, a Connecticut limited liability company, serves as the representative of the holders of the Series A preferred stock. Each holder of Series A preferred stock gave Woodlaken an irrevocable proxy to vote his or her shares of Series A preferred stock for directors and on other matters on which the Series A preferred stock is entitled to vote. This means that Woodlaken will be able to elect a majority of our board of directors and exercise significant influence over all matters requiring stockholder approval, including the approval of significant corporate transactions.

Woodlaken purchased in the May 2004 private placement, and now directly owns, 150,000 shares of Series A preferred stock and warrants to purchase 300,000 shares of common stock, for an aggregate purchase price of $150,000. Woodlaken, by virtue of the proxies granted by the other holders of the Series A preferred stock, has voting rights over all of the outstanding Series A preferred stock and, therefore, the ability to determine the majority of our board of directors.

The managers of Woodlaken are Gary M. Laskowski, the chairman of our board of directors, and Jonathan D. Betts, one of our directors.

Exchange of Pinetree Secured Note for Series A Preferred Stock

In July 2003, we settled a lawsuit brought by Pinetree (Barbados), Inc. against us for breach of a convertible promissory note owing to Pinetree in the original principal amount of approximately $536,000. Our obligation under the settlement was to issue Pinetree a new secured convertible promissory note in the principal amount of $572,490.22. The outstanding principal amount of the note was convertible by Pinetree at $1.4635 per share.

The note originally required us to pay $50,000 by December 15, 2003 and the balance by May 31, 2004. In December 2003, we and Pinetree agreed, among other changes, to extend the $50,000 mandatory payment to February 16, 2004. As consideration for amending the note, we issued Pinetree a warrant to purchase 50,665 shares of our common stock.

Simultaneous with the closing of the May 2004 private placement, Pinetree exchanged all of its outstanding principal and accrued interest on the note, in the aggregate amount of $621,474, for 636,669 shares of Series A preferred stock and warrants to purchase 621,474 shares of common stock at $1.00 per share. Pinetree also purchased in the May 2004 and November-December 2004 private placements an aggregate of 550,000 shares of Series A preferred stock and 1,100,000 warrants for $550,000.

We believe that the terms of the above transactions were commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm’s length basis. The board of directors has determined that any future agreements with related parties must be on terms that are commercially reasonable and no less favorable to us than we could obtain from an unaffiliated third party on an arms’ length basis.

Debt Issuances

On March 7, 2005, we borrowed $40,000 from Woodlaken and issued a promissory note in the principal amount of $40,000 to Woodlaken. The note bears interest at a rate of 12% per annum and was to mature on May 6, 2005. To secure the note, we entered into a Security Agreement with Woodlaken, dated March 7, 2005, pursuant to which Woodlaken was granted a first priority security interest in all of the tangible and intangible assets of the Company. The managers of Woodlaken are Gary M. Laskowski, the chairman of our board of directors, and Jonathan D. Betts, one of our directors. Woodlaken currently owns 150,000 shares of our Series A preferred stock and holds irrevocable proxies to vote the outstanding shares of our Series A preferred stock.

On March 16, 2005, we borrowed $100,000 from Jezebel Management Corporation and issued a promissory note in the principal amount of $100,000 to Jezebel. The note bears interest at a rate of 12% per annum and was to mature on May 6, 2005. To secure the note we amended the Security Agreement with Woodlaken to add Jezebel as an additional secured party. Michael D’Amelio, one of our directors, is the sole owner of Jezebel. Jezebel owns 750,000 shares of our Series A preferred stock.

On April 1, 2005, we borrowed $50,000 from Pinetree and issued a promissory note in the principal amount of $50,000 to Pinetree and we borrowed an additional $10,000 from Woodlaken and issued a promissory note in the principal amount of $10,000 to Woodlaken. The notes bear interest at a rate of 12% per annum and were to mature on May 6, 2005. We entered into a Joinder Agreement with Pinetree dated April 1, 2005 to include Pinetree as a secured party under the Amended and Restated Security Agreement dated March 16, 2005 between the Company, Woodlaken and Jezebel, pursuant to which Pinetree was granted a first priority security interest in all of our tangible and intangible assets.

On April 5, 2005, the Company and each of Woodlaken, Jezebel and Pinetree agreed to extend the maturity of the notes to July 15, 2005.

On April 18, 2005, we borrowed an additional $75,000 from Jezebel and issued a promissory note in the principal amount of $75,000 to Jezebel. The note bears interest at a rate of 12% per annum and was to mature on July 15, 2005.

On May 25, 2005, we borrowed $100,000 from Coady Family LLC and issued a promissory note in the principal amount of $100,000 to Coady. The note bears interest at a rate of 12% per annum and was to mature on July 15, 2005. We entered into a Joinder Agreement with Coady dated May 25, 2005 to include Coady as a secured party under the Amended and Restated Security Agreement, pursuant to which Coady was granted a first priority security interest in all of our tangible and intangible assets.

On July 8, 2005, we borrowed $75,000 from Jezebel Management Corporation. The note bears interest at 12% per annum, matures on August 15, 2005 and is secured by a lien on all of our assets.

On July 14, 2005, we and Woodlaken, LLC, Jezebel Management Corporation, Pinetree (Barbados), Inc. and Coady Family LLC entered into an agreement to amend the promissory notes in the aggregate principal amount of $375,000 issued by Solomon Technologies between March 7, 2005 and May 25, 2005 to extend the maturity date of the notes from July 15, 2005 to August 15, 2005.

Our board of directors has authorized us to borrow up to an additional $300,000 from Woodlaken, Jezebel, Pinetree, Coady and others on the same terms as the notes issued to Woodlaken, Jezebel, Pinetree and Coady and if the lenders agree, to extend the maturity of all of the notes until October 1, 2005.

Cytation Corporation

In May 2003, we entered into an agreement with Cytation Corporation. Under the agreement, Cytation agreed to advise and assist us, among other things, in the process of becoming a public company. As consideration for these services, we paid Cytation $25,000, issued 663,089 shares of our common stock and a warrant to purchase shares of common stock, registered the common stock for resale and paid an additional $25,000 after the registration statement covering such common stock was declared effective by the SEC. The warrant entitles Cytation to purchase up to 254,564 shares of common stock at an exercise price of $1.64 per share subject to adjustment as provided in the warrant agreement. The warrant is exercisable commencing January 7, 2005 and for four years thereafter.

SELLING STOCKHOLDERS

The following table sets forth:

•	The number of shares currently beneficially owned by each selling stockholder,
•	The number of shares owned by each of them being offered for sale in this prospectus, and
•	The number of shares to be owned by each selling stockholder after the sale of all of the shares offered by this prospectus.

None of the selling stockholders has had any position, office or other material relationship with us within the past three years other than as a result of the ownership of our shares or other securities of ours, except that:

•	Peter W. DeVecchis, Jr. is our president.

•	Samuel F. Occhipinti is our chief financial officer.

•	Jonathan D. Betts and Michael D’Amelio are directors of our company.

•	Gary M. Laskowski is the chairman of our board of directors.

•	Mr. C. Stevens Avery II served as our chief financial officer from May 2003 through July 2003.

•	Ann Poyas served as our chief operating officer from April 2002 through February 2004.

•	Donald Poyas served as our vice president of procurement and production from April 2002 through February 2004.

•	Michael Poyas served as our vice president of training and installation from June 2002 through February 2004.

•	Charles Shannon served as our vice president of sales and a director from October 2001 through May 2004 and was a director from February 2002 until September 2003.

•	Barry DeGroot was a director from February 2001 until May 2004.

•	David Lindahl was a director from March 2002 until March 2004.

•	Davis & Gilbert LLP is our outside general counsel.

The information included below is based on information provided by the selling stockholders. The table has been prepared on the assumption that all shares of common stock offered hereby will be sold.

Name	Shares Owned Before Offering	Shares of Common Stock Being Offered	Shares Owned Upon Completion of Offering	Percent of Outstanding Common Stock Owned After Offering
Pinetree (Barbados), Inc.	2,972,256[1]	2,972,256[1]	0	0

SB Venture Capital III LLC	907,335[2]	907,335[2]	0	0

Jezebel Management Corporation	756,113[2]	756,113[2]	0	0

Donald Capoccia Sr. & Jr.	604,890[2]	604,890[2]	0	0

Coady Family LLC	604,890[2]	604,890[2]	0	0

Medusa Management LLC	567,886[3]	567,886[3]	0	0

Woodlaken LLC	453,668[2]	453,668[2]	0	0

Cytation Corporation	440,810[4]	440,810[4]	0	0

Davis & Gilbert LLP	357,143[5]	357,143[3]	0	0

Mark J. Hardcastle	300,000	300,000	0	0

J&C Resource LLC	302,445[2]	302,445[2]	0	0

SB Venture Capital IV LLC	302,445[2]	302,445[2]	0	0

Anita Ann Poyas	306,934[6]	256,934	0	0

Charles Shannon	230,000	230,000	0	0

Donald H. Poyas	245,750[7]	195,750	0	0

First Dunbar Securities Corporation	188,856	188,856	0	0

John H. Hofford	182,310 [8]	182,310[8]	0	0

Jonathan Betts	628,668[9]	150,000	478,668	6.5

Gary Laskowski	628,668[10]	150,000	478,668	6.5

Michael D’Amelio	931,113[11]	150,000	781,113	10.6

Dennis H. English M.D.	151,223[2]	151,223[2]	0	0

E. Merritt McDonough, Jr. and Maggie Fay McDonough	151,223[2]	151,223[2]	0	0

SB Venture Capital LLC	151,223[2]	151,223[2]	0	0

SB Venture Capital II LLC	151,223[2]	151,223[2]	0	0

Michael Poyas	122,316	122,316	0	0

Kellogg Capital Group LLC	100,690	100,690	0	0

Fred M. Halbig	102,749[12]	102,749[12]	0	0

Suzette Seigel	75,611[2]	75,611[2]	0	0

Joan M. Allegrini	75,611[2]	75,611[2]	0	0

Dr. Robert Bahr	75,611[2]	75,611[2]	0	0

Elena Bowers	75,611[2]	75,611[2]	0	0

Gregory S. Callanan	75,611[2]	75,611[2]	0	0

Miriam deOlloqui	75,611[2]	75,611[2]	0	0

Gail Gilece	75,611[2]	75,611[2]	0	0

Gail Gilece Custodian for Carolyn Brook Gilece	75,611[2]	75,611[2]	0	0

Jeffrey R. Power	75,611[2]	75,611[2]	0	0

Robert E. Turner IV	75,611[2]	75,611[2]	0	0

Samuel Occhipinti	75,000	75,000	0	0

F. Jay Leonard	63,228[13]	63,228[13]	0	0

Peter W. DeVecchis, Jr.	70,000[14]	50,000	0	0

Barry DeGroot	68,334	35,000	33,334	*

James T. Kirk	68,334	35,000	33,334	*

John H. Mikach	68,334	35,000	33,334	*

Tammy S. McCutcheon	20,587[15]	20,587[15]	0	0

Neal Petersen	20,587[16]	20,587[16]	0	0

Hugh Murray	15,000	15,000	0	0

Bruce Marshall	12,500	12,500	0	0

Rex Conn	12,500	12,500	0	0

Christopher P. Garvey	12,500	12,500	0	0

George and Maureen Collins	12,500	12,500	0	0

John J. Gilece	10,293[17]	10,293[17]	0	0

C. Stevens Avery II	10,293[17]	10,293[17]	0	0

Investor Awareness, Inc.	10,000	10,000	0	0

Robert Kaper	7,800	7,800	0	0

J. Daniel Johnson	6,250	6,250	0	0

Charles R. Moore	6,250	6,250	0	0

George W. King	6,250	6,250	0	0

Linda and Stephen Hayes	6,250	6,250	0	0

Park R. Dougherty	3,435[18]	3,435[18]	0	0

John Iacobelli	2,641	2,641	0	0

David Lindahl	16,754	1,754	15,000	0

1 Includes 1,200,117 shares of common stock issuable upon conversion of Series A preferred stock and 1,772,139 shares issuable upon exercise of related warrants.
2 These shares are issuable upon conversion of Series A preferred stock and upon exercise of related warrants.
3 Represents 567,886 shares of common stock issuable upon conversion of Series B preferred stock.
4 Including 254,564 shares of common stock issuable upon exercise of a warrant.
5 Represents 357,143 shares of common stock issuable upon conversion of Series B preferred stock. Davis & Gilbert LLP is not entitled to convert shares of Series B preferred stock into common stock if as a result of such conversion Davis & Gilbert LLP would own 5% or more of our outstanding common stock.
6 Includes 50,000 shares of common stock held jointly with Mrs. Poyas’ husband, Donald Poyas.
7 Includes 50,000 shares of common stock held jointly with Mr. Poyas’ wife, Ann Poyas.
8 Includes 51,223 shares of common stock issuable upon conversion of Series A preferred stock and 103,435 shares issuable upon exercise of warrants.
9 Includes 153,668 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants owned directly by Woodlaken LLC. Mr. Betts and Gary Laskowski, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Betts disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. Betts at an exercise price of $0.55 per share that expire in July 2014.  Excludes 2,921,474 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. Mr. Betts is not the beneficial owner of the 2,921,474 shares of Series A preferred stock or the underlying common stock because neither Woodlaken nor Mr. Betts has any pecuniary interest in such securities.
10 Includes 153,668 shares of common stock issuable upon conversion of Series A preferred stock and 300,000 shares of common stock issuable upon exercise of warrants owned directly by Woodlaken LLC. Mr. Laskowski and Jonathan Betts, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Laskowski disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. Laskowski at an exercise price of $0.55 per share that expire in July 2014. Excludes 2,921,474 shares of Series A preferred stock that Woodlaken has irrevocable proxies to vote on substantially all matters for which Series A preferred stockholders have the right to vote. Mr. Laskowski is not the beneficial owner of the 2,921,474 shares of Series A preferred stock or the underlying common stock because neither Woodlaken nor Mr. Laskowski has any pecuniary interest in such securities.
11 Includes 256,113 shares of common stock issuable upon conversion of Series A preferred stock and 500,000 shares of common stock issuable upon exercise of warrants owned directly by Jezebel Management Corporation, an entity wholly-owned by Mr. D’Amelio. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. D’Amelio at an exercise price of $0.55 per share that expire in July 2014.
12 Includes 51,223 shares of common stock issuable upon conversion of Series A preferred stock. Of these shares, Mr. Halbig owns 15,3667 shares issuable upon conversion of Series A preferred stock with his wife, Joan M. Halbig.
13 Represents 25,611 shares of common stock issuable upon conversion of Series A preferred stock and 25,000 shares of common stock issuable upon exercise of warrants.
14 Excludes up to 80,000 shares of common stock to which Mr. DeVecchis may be entitled pursuant to a restricted stock award of 20,000 shares of our common stock each year over the next four years on May 31 of each year.
15 Includes 3,435 shares of common stock issuable upon exercise of warrants.
16 Includes 3,435 shares of common stock issuable upon exercise of warrants.
17 Includes 1,717 shares of common stock issuable upon exercise of warrants.
18 Represents 3,435 shares of common stock issuable upon exercise of warrants.

PLAN OF DISTRIBUTION

The selling stockholders may sell the common stock being offered by this prospectus from time to time directly to other purchasers, or to or through dealers or agents. The selling stockholders will act independently of us in making decisions regarding the timing, manner and size of each sale. They may sell their common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sales may be made in transactions (which may involve crosses or block transactions)

•	on any exchange or market on which our common stock may be listed or quoted at the time of sale,

•	in the over-the-counter market,

•	in negotiated transactions, or

•	through the writing of options.

In connection with sales of the common stock, the selling stockholders may enter into hedging transactions with broker-dealers, and those broker-dealers may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell the common stock short and deliver the common stock offered by this prospectus to close out such short positions, or lend or pledge such common stock to broker-dealers that in turn may sell such securities.

The selling stockholders and any other persons participating in a distribution of securities will be subject to applicable provisions of the Securities Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, that may limit the timing of purchases and sales of securities by the selling stockholders and others participating in a distribution of securities. In addition, under Regulation M, those engaged in a distribution of securities may not at the same time make a market in the securities or take other actions that may affect the market price of the securities for a specified period of time before the beginning of the distribution, subject to some exceptions or exemptions. All of the restrictions described above may affect the marketability of the securities offered by this prospectus.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of their shares.

If a dealer is used in the sale of any common stock where this prospectus is delivered, the selling stockholder may sell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

In connection with the sale of common stock, dealers or agents may receive discounts, concessions, or commissions from the selling stockholders or from purchasers of the common stock for whom they may act as agents. Agents and dealers participating in the distribution of the common stock may be deemed to be underwriters, and any compensation received by them and any profit on the resale of common stock by them may be deemed to be underwriting discounts or commissions under the Securities Act.

Under the registration rights agreements between us and the selling stockholders, we have agreed to pay costs and expenses associated with the registration of the shares of common stock to be sold by this prospectus. In addition, the selling stockholders may be entitled to indemnification against certain liabilities.

We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser before or at the time of such sale.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock currently consists of 50,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. The following summary of certain provisions of the common stock and the preferred stock does not purport to be complete and is subject to, and qualified in its entirety by, our Certificate of Incorporation and Bylaws and by the provisions of applicable law.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect the two Common Stockholder Directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of legally available funds.

Upon our liquidation, dissolution and winding up, the holders of our common stock are entitled to receive ratably, net assets available after the payment of

•	all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time,

•	all unsecured liabilities, including any then outstanding unsecured debt securities which we may have issued as of such time, and

•	all liquidation preferences on any then outstanding preferred stock.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

As of August 9, 2005, there were 7,251,26 shares of common stock outstanding held by 583 stockholders of record.

Preferred Stock

Our board of directors is authorized, without further stockholder approval, to designate and issue up to 10,000,000 shares of preferred stock in one or more series. Our board may fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of our company. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Series A Preferred Stock

As of August 9, 2005, there were 7,000,000 shares of Series A preferred stock designated, of which 3,071,474 shares were issued and outstanding. A summary of the terms of our Series A preferred stock is set forth below:

Dividends. The holders of the Series A preferred stock are entitled to receive, if, when and as declared by our board of directors and before any cash is paid out or set aside for any common stock, dividends at the annual rate of $0.08 per share, subject to adjustment for stock splits and similar transactions. The dividends will accrue and be cumulative and will be payable upon the earlier to occur of redemption or liquidation, if not paid earlier. The holders of the Series A preferred stock will be entitled to participate in any dividends paid to our common stockholders on an as converted basis.

Voting. The holders of Series A preferred stock are entitled to vote, together with the holders of common stock, as a single class. The holders of Series A preferred stock will have the number of votes per share as is equal to the number of shares of common stock into which each share of Series A preferred stock is convertible. Common stockholders have one vote per share. Additionally, as long as at least 65,000 shares of Series A preferred stock are outstanding, the affirmative vote of 75% of the Series A preferred stock is required to:

•
authorize or issue shares of any class of stock having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A preferred stock, increase or decrease the number of directors constituting our board of directors, or reduce the percentage of shares of Series A preferred stock required to consent to any of the above matters, or alter or negate the need for such consent;

•
reclassify any shares of any class of stock into shares having any preference or priority as to dividends or assets superior to or on a parity with any such preference or priority of the Series A preferred stock;

•	amend, alter or repeal any provision of our certificate of incorporation or bylaws;

•
merge or consolidate with any person or entity (other than mergers of wholly owned subsidiaries into our company), or sell, lease or otherwise dispose of our assets other than in the ordinary course of business or liquidate, dissolve, wind-up, recapitalize or reorganize or effect any transaction that would likely result in a change of control of our company or consent to any of the foregoing;

•	purchase any shares of our common stock from any of our existing stockholders or any capital stock of any other company;

•	pay dividends or make any other distribution on, or redeem, any shares of any class or series of our equity securities other than the Series A preferred stock;

•	enter into any new agreement, or make any amendment to any existing agreement, that by its terms would restrict our performance of our obligations to holders of the Series A preferred stock;

•
incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business; or

•	engage in any action that would adversely affect the holders of the Series A preferred stock.

Board. Our board of directors consists of five members. The holders of the Series A preferred stock are entitled to elect three directors and the holders of the common stock are entitled to elect the other two directors. There are two vacancies on our board of directors at present. The two directors elected by the holders of the common stock resigned on March 18, 2005.

Liquidation. The holders of the Series A preferred stock will be entitled to receive, in preference to the holders of common stock, an amount equal to $4.00 per share in the event of any liquidation occurring on or before April 29, 2005, $5.00 per share in the event of any liquidation occurring after April 29, 2005 but before April 30, 2006, and $6.00 per share in the event of any liquidation occurring on April 30, 2006 or thereafter, plus, in each case, any accrued but unpaid dividends. After the payment of the liquidation preference to the holders of the Series A preferred stock, the remaining assets will be distributed ratably to the holders of the common stock and the Series A preferred stock on an as-converted basis. A merger, consolidation, sale of assets, sale of any business unit, division or subsidiary, or a transaction in which voting control of our company is transferred will be treated as a liquidation unless the holders at 75% of the outstanding Series A preferred stock vote or consent otherwise.

Conversion. Each share of Series A preferred stock may be redeemed and converted at any time, at our option, initially into one share of common stock but only after payment of the liquidation preference. Each share of the Series A preferred stock may be converted at any time, at the option of the holder, initially into one share of common stock.

Anti-Dilution Protection. The number shares of common stock into which the Series A preferred stock is convertible is subject to adjustment to prevent dilution in the event of:

•	a stock split, stock dividend or recapitalization (e.g., restructuring of debt into equity), or

•
the issuance of additional shares of common stock (or other security or instrument convertible into common stock) at a per share purchase price that is less than the per share price at which the Series A preferred stock may be converted into common stock, after giving effect to any earlier adjustments. Adjustment of the number of shares is on a weighted-average basis.

Redemption. Shares of Series A preferred stock are redeemable, in whole or in part, at the option of the holders on or after April 29, 2007. The redemption value will be $6.00 per share plus accrued or accumulated and unpaid dividends.

Preemptive Rights. Holders of Series A preferred stock have a preemptive right to purchase their pro rata share, based on the number of shares then outstanding, of new securities that we may from time to time propose to sell or issue, except shares proposed to be issued pursuant to an underwritten public offering of our common stock.

Series B Preferred Stock

As of August 9, 2005, there were 850,000 shares of Series B preferred stock designated, of which 518,016 shares were issued and outstanding. A summary of the terms of our Series B preferred stock is set forth below:

Dividends. The holders of the Series B preferred stock are not entitled to receive dividends.

Voting. Except as to matters on which the holders of the Series B preferred stock may otherwise be entitled to vote as a matter of law, no holder of Series B preferred stock is entitled to vote for any matter.

Liquidation. The Series B preferred stock ranks pari passu with the common stock. After the payment of all preferential amounts required to be paid to the holders of any class or series of stock senior to the Series B preferred stock, the remaining assets will be distributed ratably to the holders of the common stock and the Series B preferred stock on an as-converted basis.

Conversion. Each share of the Series B preferred stock may be converted at any time, at the option of the holder, into the number of fully paid and nonassessable shares of common stock determined by multiplying the number of shares of Series B preferred stock being converted by the quotient obtained by dividing (x) the stated value per share of Series B preferred stock by (y) the current market price of the common stock. The stated value of the Series B preferred stock is $1.00 per share. The current market price per share of common stock at any date means (i) if the common stock is not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (A) the value of the common stock, determined in good faith by the board of directors and certified in a board resolution, based on the most recently completed arm’s length transaction between us and a person other than our affiliate or between any two such persons and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (B) if no such transaction shall have occurred on such date or within such six-month period, the value of the common stock as determined in good faith by resolution of the board of directors, based on the best information available, or (ii) if the common stock is registered under the Exchange Act, the average of the daily closing bid prices of the common stock for each trading day during the period commencing 5 trading days before such date and ending on the date one day prior to such date, or if the security has been registered under the Exchange Act for less than 5 consecutive trading days before such date, the average of the daily closing bid prices (or such equivalent) for all of the trading days before such date for which daily closing bid prices are available. If the closing bid price is not determinable for at least 3 trading days in such period the current market price will be determined as if the common stock was not registered under the Exchange Act.

Warrants

In our May 2004 and November - December 2004 private placements, we issued ten-year warrants to purchase 5,621,474 shares of common stock at an exercise price of $1.00 per share, subject to adjustment as provided in the warrant certificate. The warrants may be exercised in whole or in part, at any time and from time to time during the exercise period through cash and cashless exercises. Unless exercised, the warrants will automatically expire at the end of the ten-year term.

In connection with our May 2004 private placement, we issued to First Dunbar Securities Corporation a ten-year warrant to purchase 250,000 shares of our common stock at an exercise price of $0.33 per share, subject to adjustment as provided in the warrant certificate. The warrant expires on March 3, 2014. The warrant may be exercised in whole or in part, at any time and from time to time during the exercise period through cash and cashless exercises. Unless exercised, the warrant will automatically expire at the end of the ten-year term.

Certain Provisions of Our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaws

Certain provisions of our Certificate of Incorporation and bylaws could make more difficult the acquisition of our company by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to negotiate with us first. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweighs the disadvantages of discouraging such proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of such proposals could result in an improvement of their terms.

Control of board by Series A Preferred Stockholders. As long as at least 65,000 shares of Series A preferred stock are outstanding, the holders of our Series A preferred stock will be entitled to elect three out of five members of our board of directors.

Woodlaken LLC hold the right to vote all of the Series A preferred stock in elections of directors. In addition, certain significant corporate transactions require approval of the holders of Series A preferred stock. Woodlaken controls substantially all of the voting rights over the Series A preferred stock with respect to such matters. A person or group that controlled more than half of our outstanding common stock would not be able to control our board of directors as long as at least 65,000 shares of the Series A preferred stock remains outstanding.

Issuance of preferred stock. As noted above, our board of directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of common stock. As a result, preferred stock could be issued quickly and easily, could adversely affect the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control of us or make removal of management more difficult.

No cumulative voting in the election of directors. Our common stockholders are not permitted to cumulate their votes in the election of directors. As a result, common stockholders owning a majority of our common stock may elect both of the common stockholder directors.

Special meetings of our stockholders may be called only by the board of directors. Our bylaws permit only the board to call a special meeting of stockholders. Stockholders do not have the right to call a special meeting of stockholders.

These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board and in the policies formulated by the board and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or an unsolicited proposal for the restructuring or sale of all or part of our company. These provisions could, however, discourage potential acquisition proposals and could complicate, delay or prevent a change in control of our company. They may also have the effect of preventing changes in our management. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweighs the disadvantages of discouraging these proposals, including proposals that are priced above the then current market value of our common stock, because, among other things, negotiation of these proposals could result in an improvement of their terms.

EXPERTS

UHY LLP, an independent registered public accounting firm, audited our financial statements as of December 31, 2004 and for the year then ended. Those financial statements are included in this prospectus in reliance on the report thereon of UHY LLP given on their authority as experts in accounting and auditing.

Radin, Glass & Co., LLP, an independent registered public accounting firm, audited our financial statements for the year ended December 31, 2003. Those financial statements are included in this prospectus in reliance on the report thereon of Radin, Glass & Co., LLP given on their authority as experts in accounting and auditing.

On October 22, 2004, we dismissed Radin, Glass & Co., LLP as our independent accountants. The reports of Radin, Glass & Co., LLP on our financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its report for the past two fiscal years, Radin, Glass & Co., LLP included an opinion that, due to the our accumulated losses and net losses and cash used in operations, there was substantial doubt as to our ability to continue as a going concern. Our board of directors participated in and approved the decision to change independent accountants.

In connection with its audits for the two most recent fiscal years and through October 22, 2004, there were no disagreements with Radin, Glass & Co., LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Radin, Glass & Co., LLP, would have caused them to make reference thereto in their reports on the financial statements for such years.

We requested that Radin, Glass & Co., LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter, dated October 25, 2004, which states that Radin, Glass & Co., LLP agrees with the statements, was furnished as an exhibit to a Form 8-K we filed on October 26, 2004.

LEGAL MATTERS

Davis & Gilbert LLP, our counsel, passed on the validity of the issuance of the shares offered by this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission covering sale of the shares being offered by this prospectus. The registration statement and the exhibits and schedules to the registration statement include additional information not contained in this prospectus. Statements in this prospectus about the contents of any contract or other document referred to are not necessarily complete and in each instance the appropriate exhibit containing the contract or document should be consulted for complete information. The registration statement, exhibits and schedules also contain further information about us and the shares being offered.

We are obligated to file reports with the SEC, including Forms 10-KSB, 10-QSB and 8-K, and proxy statements, and we must provide our stockholders with annual reports, including audited financial statements, in connection with our annual stockholders’ meetings. You may inspect the registration statement, and such additional materials that we file with the SEC in the future, without charge, at the SEC’s Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains information about companies that file electronically with the SEC.

INDEX TO FINANCIAL STATEMENTS

SOLOMON TECHNOLOGIES, INC.

Year End Financial Information

Report of UHY LLP, Independent Registered Public Accounting Firm	F-2
Report of Radin, Glass & Co., LLP, Independent Registered Public Accounting Firm	F-3
Balance Sheet as of December 31, 2004	F-4
Statements of Operations for the years ended December 31, 2004 and 2003	F-5
Statements of Stockholders’ Deficiency for the years ended December 31, 2004 and 2003	F-6
Statements of Cash Flows for the years ended December 31, 2004 and 2003	F-7
Notes to Financials Statements at December 31, 2004 and 2003	F-8

Interim Financial Information

Balance Sheet as of March 31, 2005 (Unaudited)	F-16
Statements of Operations for the three months ended March 31, 2005 and 2004 (Unaudited)	F-17
Statements of Cash Flows for the three months ended March 31, 2005 and 2004 (Unaudited)	F-18
Notes to Financial Statements at March 31, 2005 (Unaudited)	F-19

REPORT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Solomon Technologies, Inc.

We have audited the accompanying balance sheet of Solomon Technologies, Inc. as of December 31, 2004, and the related statements of operations, stockholders’ deficiency and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Solomon Technologies, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 11 to the financial statements, the Company has incurred significant recurring operating losses and used cash in its operating activities. In 2004, the Company had a net loss of $6,358,472 and used cash of $1,856,150 in operating activities. As of December 31, 2004, the Company has a working capital deficiency of $913,340 and a deficiency of assets of $2,987,500. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 11. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ UHY LLP
Hartford, Connecticut
March 28, 2005

REPORT OF RADIN, GLASS & CO., LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Solomon Technologies, Inc.

We have audited the accompanying statements of operations, stockholders’ deficiency and cash flows of Solomon Technologies, Inc. (the Company) for the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the Solomon Technologies, Inc. for the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 13 to the financial statements, the Company has an accumulated deficit of $9,366,771 as of December 31, 2003 and had net losses and cash used in operations of $3,506,449 and $451,365 respectively, for the year ended December 31, 2003. This raises substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 13. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Radin, Glass & Co. LLP

Certified Public Accountants
New York, New York
March 12, 2004

SOLOMON TECHNOLOGIES, INC.
BALANCE SHEET
December 31, 2004

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$249,024
Accounts receivable	433
Inventory	60,117
Prepaid expenses	40,020

Total current assets	349,594

EQUIPMENT, less accumulated depreciation of $50,235	28,843

INTANGIBLE ASSETS	467,968

$846,405
LIABILITIES AND DEFICIENCY IN ASSETS

CURRENT LIABILITIES
Notes payable	$54,985
Accounts payable and accrued expenses	520,362
Accrued payroll and payroll taxes	685,532
Current portion of long-term debt	2,055

Total current liabilities	1,262,934

LONG-TERM DEBT, less current portion	7,452

REDEEMABLE SERIES A PREFERRED STOCK:
Designated 7,000,000 shares; 3,121,474 shares
issued and outstanding; redemption value at April 29, 2007
of $19,543,431	2,563,519

Total liabilities	3,833,905

COMMITMENT AND CONTINGENCIES

DEFICIENCY IN ASSETS
Preferred stock, par value $0.001 per share; authorized
10,000,000 shares; 7,000,000 shares designated as Series A
Common stock, par value $0.001 per share; authorized
50,000,000 shares; 4,912,856 shares issued and outstanding	4,913
Additional paid-in capital	12,732,830
Accumulated deficit	(15,725,243)

Deficiency in assets	(2,987,500)

$846,405
See accompanying notes.

SOLOMON TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS

	Years ended December 31,
	2004	2003

Net sales	$370,195	$421,808

Cost of products sold	360,467	320,663

Gross Margin	9,728	101,145

Operating expenses
Salaries and Benefits	658,562	479,242
Noncash compensation	1,199,552	1,933,231
Professional fees	479,080	280,788
Advertising	107,944	26,009
Travel and Entertainment	127,135	60,721
Rent	43,536	75,064
Other General and Administrative	745,641	422,075

Total Operating Expenses	3,361,450	3,277,130

Operating loss	(3,351,722)	(3,175,985)

Other
Interest expense	3,034,350	350,663
Other income	(27,600)	(20,199)

	3,006,750	330,464

Net loss	$(6,358,472)	$(3,506,449)

Net loss per share	$(1.31)	$(0.90)

Weighted average shares outstanding	4,869,976	3,908,316

See accompanying notes.

SOLOMON TECHNOLOGIES, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIENCY
	Series A Convertible Preferred Stock		Common Stock		Additional Paid-In-Capital	Accumulated Deficit	Total Stockholders’ Deficiency
	Shares	Amount	Shares	Amount

Balance at December 31, 2002	—	$—	3,175,658	$3,176	$5,057,863	$(5,862,322)	$(799,283)
Sales of common stock			157,918	158	291,568		291,836
Issuance of common stock and warrants for services			688,089	689	1,398,697		1,399,386
Common stock issued for debt			285,000	285	569,715		570,000
Common stock issued for patent rights			1,000,000	1,000	(1,000)		—
Beneficial conversion feature on renegotiated debt					220,135		220,135
Warrants issued with convertible notes					57,000		57,000
Cancellation of shares			(479,569)	(480)	480		—
Capital contribution of unpaid salaries					386,846		386,846
Net loss						(3,506,449)	(3,506,449)

Balance at December 31, 2003	—	—	4,827,096	4,828	7,981,414	(9,368,771)	(1,380,529)
Issuance of convertible preferred stock and warrants	35	35			139,965		140,000
Exchange of convertible preferred stock and warrants for redeemable preferred stock and warrants	(35)	(35)			(89,565)		(89,600)
Net proceeds from issuance of redeemable preferred stock and warrants allocated to warrants					591,544		591,544
Warrants issued for services in connection with the issuance of redeemable preferred stock and warrants					447,500		447,500
Beneficial conversion feature related to issuance of redeemable preferred stock and warrants					1,829,792		1,829,792
Redeemable preferred stock and warrants issued for debt extinguishment allocated to warrants					139,832		139,832
Debt converted into common stock			85,760	85	134,744		134,829
Beneficial conversion feature relating to the conversion of debt into common stock					135,316		135,316
Warrants issued to extinguish debt					5,401		5,401
Options issued to former employees to extinguish compensation obligations					1,304,887		1,304,887
Warrants issued for services					112,000		112,000
Net loss						(6,358,472)	(6,358,472)
Balance at December 31, 2004	—	$—	4,912,856	$4,913	$12,732,830	$(15,727,243)	$(2,987,500)

See accompanying notes.

SOLOMON TECHNOLOGIES, INC.
STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2004	2003
OPERATING ACTIVITIES
Net loss	$(6,358,472)	$(3,506,449)
Adjustments to reconcile net loss to net cash
used by operating activities
Common stock issued in lieu of salaries or services	—	1,399,386
Loss on extinguishment of compensation obligations	1,199,552
Warrants issued for services	112,000	—
Depreciation and amortization of equipment	15,128	15,101
Amortization of intangible assets	133,629	133,045
Amortization of note discount	—	15,200
Accretion	1,015,444	—
Beneficial conversion feature	1,965,108
Common stock issued in connection with conversion of debt	—	220,135
Bad debt expense	—	14,553
Capital contribution of salaries	—	386,846
Gain on extinguishment of debt	(27,599)	—
Loss on write-off of unamortized patent costs	33,333	—
Loss on disposal of equipment	4,788	—
Changes in operating assets and liabilities:
Accounts receivable	8,231	(17,755)
Inventories	(60,117)	37,300
Other	(34,141)	(921)
Deposits	2,400	24,433
Accounts payable and accrued expenses	52,703	327,316
Customer deposits	(39,494)	(11,992)
Accrued payroll and payroll taxes	121,357	512,437

Net cash used by operating activities	(1,856,150)	(451,365)

INVESTING ACTIVITIES
Purchase of equipment	(14,746)	(25,043)
Expenditures for intangible assets	-	(8,716)

Net cash used by investing activities	(14,746)	(33,759)

FINANCING ACTIVITIES
Proceeds from debt	—	163,307
Repayment of debt	(80,627)	(12,196)
Advances from affiliates	—	28,687
Proceeds from the sale of common stock and warrants	—	291,836
Proceeds from the sale of preferred stock, net of transaction costs	2,149,877	—

Net cash provided by financing activities	2,069,250	471,634

CHANGE IN CASH	198,354	(13,490)

CASH AND CASH EQUIVALENTS, Beginning of year	50,670	64,160

CASH AND CASH EQUIVALENTS, End of year	$249,024	$50,670

See accompanying notes.

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

1. ORGANIZATION

Solomon Technologies, Inc. (the Company) develops and markets electric propulsion systems for marine applications. Management believes that the Company’s systems will have additional applications in the transportation, industrial and commercial sectors.

In July 2003, the Company effected a merger in order to change its state of incorporation from Maryland to Delaware. In connection with this merger, the Company issued one share of common stock of the Delaware corporation for each two shares of common stock of the Maryland corporation, thereby affecting the equivalent of a 1-for-2 reverse stock split. All references to shares and per share data for 2003 reflect the 1 for 2 revenue stock split.

2. SUMMARY OF ACCOUNTING POLICIES

Use of Estimates - The preparation of the financial statements in conformity with U.S. accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in them, including the accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents - The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Revenue Recognition - Product sales are recognized when product ordered has been shipped from its facility or drop shipped from one of its supplier/manufacturing locations, except when we are responsible for installation, in which case we recognize revenue upon installation. Revenues from installation or service sales are recognized when the services have been completed.

Inventories - Inventories are stated at the lower of cost determined by the first-in, first-out method or market. Inventory as of December 31, 2004, consists substantially of motors and generators held for sale. Miscellaneous parts and supplies are charged to expense when purchased. There was no inventory as of December 31, 2003.

Advertising - Advertising costs are expensed as incurred. Advertising expense was $107,944 in 2004 and $26,009 in 2003.

Income Taxes - Deferred income taxes are provided based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities and on tax net operating loss (NOL) carry forwards, using tax rates in effect. A valuation allowance for deferred income tax assets is provided for that portion which may not be realized.

Loss Per Share - Loss per share amounts are computed by dividing the net loss by the weighted average number of common shares outstanding during the period. Common stock equivalents are excluded when their effect is anti-dilutive.

Fair Value of Financial Instruments - The carrying amounts reported in the balance sheet for financial instruments, including cash, accounts receivable, accounts payable and accrued expenses and debt approximate fair value based on the short-term maturity of these instruments.

Stock Based Compensation - Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (“SFAS 123”) as amended by SFAS 148, encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for stock-based compensation cost using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees , and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the estimated fair market value of the Company’s stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company has adopted the “disclosure only” alternative as permitted. Pro forma information using the fair value method to record stock-based compensation cost follows:

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

	Year Ended December 31
	2004	2003
Net loss, as reported	$(6,358,472)	$(3,506,449)
Stock-based employee compensation expense determined under the fair value method for all awards, net of tax effects	49,000	62,843
Pro forma net loss	$(6,407,472)	$(3,569,292)
Loss per share:
Reported	$(1.31)	$(0.90)
Pro forma	$(1.38)	$(0.92)

Included in the net loss for 2004 is $1,416,887 of expense related to the issuance of options and warrants.

The Company has valued stock based compensations awards utilizing the Black-Scholes options pricing model using the following assumptions for 2004 and 2003, respectively: risk free interest rate of 3.44% and 3.00%, volatility of 140% and 0%, an estimated life of five and three years, and dividend yield of 0% and 0%.

The average fair value of options and warrants granted in 2004 was $2.40 and $0.11 a share.

Product Development - Product development costs are charged to expense as incurred. Such costs were minimal for 2004 and 2003.

Intangible Assets - Intangible assets (which consist exclusively of marine propulsion patents, with finite useful lives) are stated at cost, less accumulated amortization. Amortization is based on the estimated useful lives of the assets.

Future estimate amortization expense follows: 2005 - $83,628; 2006 - $83,605; 2007 - $83,605; 2008 - $83,605; 2009 - $78,177 and thereafter $55,348.

Equipment - Equipment is recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation is computed by the straight-line method over the estimated lives of the assets which range from three to seven years.

Impairment of Long-lived Assets - Long-lived assets, including intangible assets are reviewed for impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During 2004 patents with a carrying value of $33,333 were deemed to have no future value and were written off as impaired.

Product Warranty - The Company currently extends a one-year onsite warranty on sales of its marine propulsion products. Warranty expense was minimal for 2004 and 2003. As of December 31, 2004, the Company is unaware of any significant potential warranty claims.

Recent Accounting Pronouncement - FAS No. 123R, Share-Based Payment, requires that a public entity measure the cost of the equity based service awards on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award or the vesting period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. A public entity will initially measure the cost of liability based service awards based on current fair value. The fair value of those awards will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite period will be recognized as compensation cost over the period. The Company is required to adopt FAS No. 123R on January 1, 2006. The Company has not yet evaluated the likely effects on its financial statements.

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

3. ACCRUED PAYROLL AND PAYROLL TAXES

During 2004, the Company issued options valued at $1,304,887 to purchase 255,335 shares of common stock at $1.00 per share and 50,000 shares of common stock at $2.00 per share to extinguish previous obligations for compensation owed to former employees. The fair value of the options issued exceeded the accrued compensation resulting in an extinguishment loss of $1,199,552.

As of December 31, 2004, the Company had accrued and unpaid payroll taxes of approximately $98,000 and accrued interest and penalties of $180,000 with respect to such taxes. Currently, the Company has received notice of delinquency form the U.S. Internal Revenue Service. The Company believes that such notice could severely impact the operations or cause the Company to cease operations.

During 2003, the Company had a number of employees who worked at low or minimal salaries. Generally these employees were shareholders. Management anticipates that as the operations of the Company expand, it will be required to pay competitive salaries, thereby increasing operating costs. The Company estimated the additional costs had these employees been compensated to be $386,846 for 2003. This amount has been recorded as capital contributions. There were no such services in 2004.

4. DEBT

The notes of $54,985 included in current liabilities are non-interest bearing and payable to an individual on demand.

Long-term debt consists of a note payable in monthly installments of $268, including interest at 14.9%.

Interest paid on all debt amounted to $53,798 in 2004 and $13,744 in 2003.

On March 5, 2005, the Company entered into an agreement with Woodlaken, LLC to borrow $40,000. The note bears interest at 12% and matures on May 6, 2005. Woodlaken is managed by Gary Laskowski, the Company’s Chairman of the Board, and Jonathan Betts, a director. Woodlaken holds 150,000 shares of Redeemable Series A Preferred Stock and holds warrants to acquire 300,000 shares of common stock. Woodlaken also holds an irrevocable proxy to vote all of the outstanding shares of Redeemable Series A Preferred Stock. See Note 7.

On March 16, 2005, the Company borrowed $100,000 from Jezebel Management Corporation. The note bears interest at 12% and matures on May 6, 2005. The president of Jezebel is Michael D’Amelio, a director of the Company. Jezebel holds 250,000 shares of Redeemable Series A Preferred Stock and holds warrants to acquire 500,000 shares of common stock.

The notes are secured by substantially all of the Company’s assets.

The Board of Directors has authorized the Company to borrow an additional $110,000 from Woodlaken, Jezebel, or others under the same terms. Additional amounts have not been borrowed to date.

5. RELATED PARTY TRANSACTIONS

In June 2003, the Company acquired multiple rights to technology that the Company believes is patentable from its president for 1,000,000 shares of its restricted Common Stock. The historic cost of this technology (which included patent applications that have not yet been filed) was minimal and has not been reflected in the Company’s financial statements.

6. INCOME TAXES

Components of deferred income tax assets (liabilities) as of December 31, 2004 follow:

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

Net operating loss carryovers	$4,557,379
Accrued expenses	290,493
Equipment and intangible assets	(61,535)
$4,786,337
Valuation allowance	$(4,786,337)

A reconciliation of the income tax benefit computed at the U.S. federal statutory rate to income tax benefit shown in operations follows:

	Year Ended December 31
	2004	2003
Benefit at U.S. federal statutory rate (34%)	$2,161,880	$1,192,193
State income tax benefit (4%)	254,338	140,258
Change in valuation allowance	(2,416,218)	(1,332,451)
	$—	$—

At December 31, 2004 the Company has available federal net operating loss carryovers of $11,700,599, which expire through the year 2024. As a result of certain changes in stock ownership the Company’s ability to utilize its net operating loss carryovers may be subject to limitation under Internal Revenue Code Section 382. The Company has not analyzed its net operating loss carryovers to determine the extent of any restriction on its ability to utilize them.

7. CAPITAL TRANSACTIONS

In February 2004, the Company issued 35,000 shares of Series A convertible preferred stock and warrants to purchase 35,000 shares of common stock for $134,000 of cash and the extinguishment of debt with a carrying value of $6,000. In May 2004, the Series A convertible preferred stock and warrants were exchanged for 140,000 shares of Series A Redeemable Preferred Stock (the Redeemable Preferred) valued at $89,600 and warrants valued at $50,400 to purchase 280,000 shares of common stock.

At various dates from May 13, 2004 to December 23, 2004, the Company issued 2,360,000 shares of the Redeemable Preferred and warrants to purchase 4,720,000 shares of common stock. The warrants have an exercise price of $1.00 a share. Total cash proceeds from these transactions were $2,360,000 of which $1,570,550 was allocated to the Redeemable Preferred and $789,450 to the warrants. In connection with these issuances, the Company incurred costs of $791,622, including the issuance of warrants valued at $447,500 to purchase 250,000 shares of common stock. The Company allocated $593,717 of the transaction costs to the Redeemable Preferred and $197,906 to the warrants based on their relative fair values.

Also on May 13, 2004, the Company exchanged 621,474 shares of Redeemable Preferred and warrants to purchase 621,474 shares of common stock to extinguish debt and accrued interest with a carrying value of $621,474. Management concluded that the fair value of the Redeemable Preferred and warrants issued approximated the carrying value of the extinguished debt and accrued interest. The Company allocated $481,642 to Redeemable Preferred and $139,832 to warrants.

A beneficial conversion feature was attributable to certain of the above transactions since the fair value of the common stock on the date of commitment was in excess of the allocated value of the Redeemable Preferred. The beneficial conversion feature was limited to the allocated value of the Redeemable Preferred. The beneficial conversion feature was $1,829,792 and has been recorded as interest expense in 2004 since the Redeemable Preferred was convertible on the date of issuance.

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

The Redeemable Preferred is redeemable at the holders’ option on April 29, 2007 at $6.00 a share plus any accrued and unpaid dividends at $0.08 a share per year. The Redeemable Preferred has a liquidation preference of $4 a share through April 29, 2005, $5 a share to April 29, 2006, and $6 a share to April 29, 2007 plus accrued and unpaid dividends. Each share of the Redeemable Preferred is convertible at any time into one share of common stock by the holder. The Company can convert each share of the Redeemable Preferred into one share of common stock at any time only after payment of the liquidation preference. The holders of the Redeemable Preferred receive one vote for each share of common stock that the Redeemable Preferred is convertible into. Further, the affirmative vote of at least 75% of the Redeemable Preferred holders is required for certain transactions including the sale or liquidation of the Company, payment of dividends, repurchase or issuance of capital stock, issuance of indebtedness, and purchase of securities of another company. Each holder of Redeemable Preferred has agreed to give Woodlaken LLC (Woodlaken) an irrevocable proxy to vote their shares for directors and other matters. As such, Woodlaken is able to elect a majority of the Company’s board of directors and exercise significant influence over all matters requiring stockholder approval.

The Company classifies the Redeemable Preferred as a liability due to the mandatory redemption provision. The carrying value of the Redeemable Preferred is being accreted to the redemption amount using the interest method. The Company recorded $1,015,444 of accretion in which is included in operations in 2004.

Following is a summary of the changes during 2004 in the Redeemable Preferred carrying amount:

Issuances for cash	$1,570,550
Issuance in exchange for Series A convertible preferred stock	89,600
Issuances for extinguishment of debt	481,642
Accretion	1,015,444
Allocated transaction costs:
Paid in cash	(258,092)
Paid with warrants	(335,625)
(593,717)
Balance at December 31, 2004	$2,563,519

In February 2004, noteholders converted convertible debt with a carrying value of $125,000 plus interest of $9,829 into 85,760 shares of common stock. Interest expense relating to the beneficial conversion feature on this note was $135,316.

During 2004, the Company extinguished debt with a carrying value of $63,000 with the payment of cash of $30,000 and the issuance of warrants valued at $5,401 to purchase 10,000 shares of common stock resulting in a gain on extinguishment of $27,599.

During 2004, the Company issued options valued at $1,304,887 to purchase 255,335 shares of common stock at $1.00 per share and 50,000 shares of common stock at $2.00 per share. These options were issued to extinguish previous obligations for compensation owed to former employees. The fair value of the options issued exceeded the accrued compensation resulting in an extinguishment loss of $1,199,552.

During 2004, warrants valued at $112,000 to purchase 150,000 shares of common stock at $2.00 a share and 50,000 shares of common stock at $3.15 a share were issued for services. The fair value of the services approximated the fair value of the warrants.

As a result of the above transactions, warrants to purchase an aggregate of 6,081,474 shares of common stock were issued during 2004 and are outstanding at December 31, 2004.

During 2003, the Company sold 64,585 shares of its common stock at prices from $1.00 to $2.00 per share for aggregate proceeds of $105,170.

During 2003, the Company issued 285,000 shares of its common stock to three consultants for accrued payroll and for unreimbursed business expenses. These shares were valued at $2.00 per share or $570,000.

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

On June 23, 2003, the Company issued 37,500 shares of its common stock to an employee and a consultant for services rendered. The Company recorded noncash compensation expense of $75,000 related to this issuance. During the fourth quarter 2003, the Company canceled 12,500 of these shares and reversed $25,000 against noncash compensation.

On June 23, 2003, the Company issued 663,089 shares of its common stock to a financial consultant for services rendered. The Company valued these shares at $2.00 per share and recorded noncash compensation expense of $1,326,178. Additionally, this consultant was granted a warrant to purchase 132,618 shares of the Company’s common stock at a price equal to 125% of the average closing price of the Company’s common stock during the first thirty (30) trading days. The warrant is exercisable for five years commencing one year after the date of the grant. The Company recorded additional noncash compensation of $23,208 or $0.18 per share relating to these warrants. The warrants were valued using the Black-Scholes option pricing model.

On June 23, 2003, the Company issued 1,000,000 shares of its common stock to its president for the acquisition of certain rights to technology (see Note 9).

In August 2003, the Company sold 92,500 shares of its restricted common stock for gross proceeds of $185,000, or $2.00 per share.

8. STOCK OPTION PLAN AND WARRANTS

The Company has a stock option plan for key employees, directors and consultants. All option grants are approved by the Board of Directors who determines the number of options, the exercise price, and the vesting period. Options granted under the plan have exercise prices of not less than fair market value of common stock on the grant date.

Stock option activity for the years ended December 31, 2004 and 2003 follows:

	Number of Options	Weighted Average Exercise Price
Outstanding at December 31, 2002	—	$—
Options granted	242,500	2.00
Outstanding at December 31, 2003	242,500
Options granted:
To former employees for extinguishment of compensation obligation	305,335	1.16
To directors	100,000	0.55
To executives	200,000	0.55
	605,335	0.86
Outstanding at December 31, 2004	847,835	$1.71

At December 31, 2004, 647,835 options with a weighted average exercise price of $1.38 were exercisable.

At December 31, 2003, 242,500 options with a weighted average exercise price of $2.00 were exercisable.

The following table summarizes the Company’s stock options outstanding at December 31, 2004:

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

Options Outstanding				Options Exercisable
Range of exercise prices	Number	Weighted average remaining life	Weighted average exercise price	Number	Weighted average exercise price
$0.55 to $1.00	555,335	7.17	$0.76	355,335	$0.87
$2.00	292,500	2.12	2.00	292,500	2.00
	847,835			647,835

During 2003, the Company issued 242,500 shares of common stock to certain employees as compensation for services. As a result of the explanation of the income tax effects to the recipient of the issuances of the shares, the Company and the employees agreed that the issuances of theses shares was in error and agreed that they should be cancelled. At the time of the cancellation, 242,500 stock options were issued to such employees. As indicated in the significant accounting policies the Company follows APB 25; accordingly, no compensation has been recorded for such options.

Warrant activity for 2004 and 2003 follows:

	Number of Warrants	Weighted Average Exercise Price
Warrants granted	225,792	$2.14
Outstanding and exercisable at December 31, 2003	225,792	2.14
Warrants granted:
In connection with the issuance of preferred stock	5,621,509	1.00
Issued for services and to extinguish debt	460,000	1.26
Other	157,121	1.92
	6,238,630	1.04
Warrants cancelled	(35)	4.00
Outstanding and exercisable at December 31, 2004	6,464,387	$1.08

At December 31, 2004, there are 10,433,696 shares of common stock reserved for future issuance upon the exercise of outstanding warrants and options and the conversion of outstanding Redeemable Preferred.

9. COMMITMENT AND CONTININGENCIES

Lease Commitment - The Company has a noncancellable operating lease for office, research, testing and warehouse facilities. The lease expires September 1, 2005 but may be renewed for an additional two years. The future minimum lease payments to its expiration aggregate $19,200.

Rent expense was $43,536 for 2004 and $75,064 for 2003.

Contingencies - In March 2004, Ann Poyas, the Company’s former chief operating officer and a former director, her husband, Donald Poyas, the former Vice President of Procurement, and their son, Michael Poyas, a former consultant to the Company, brought a lawsuit against us in the Circuit Court for Charles County, Maryland, alleging that they are owed in the aggregate approximately $3,000,000. The Company believes that it has good and meritorious defenses against the complaint and intends to defend it vigorously. The Company has included an amount for unpaid salaries to these individuals in its accrued expenses.

In July, 2004, Charles Shannon, the Company’s former Vice President of Sales and a former director, brought a lawsuit against the Company in the Circuit Court for Charles County, Maryland, alleging that he is owed approximately $2,000,000. The Company believes that it has good and meritorious defense against the complaint and intends to defend it vigorously.

SOLOMON TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2004 and 2003

The Company has accrued amounts that, in the opinion of management, fully reflect any liability the Company may have with respect to these lawsuits.

In May, 2004, Donald James, the Company’s former president, submitted, in writing, a claim alleging that he is owed unpaid wages. The Company disagrees with the claim; no additional action has been brought by Mr. James.

10. CONCENTRATION OF RISK

Customers - The Company’s three largest customers accounted for approximately 40% of the net sales for the year ended December 31, 2004.

Supplier - Presently the Company has one manufacturer for a principal component of its marine propulsion systems. If the supplier were unable to continue fulfilling the Company’s orders, it would have a materially adverse effect on the Company’s operations.

11. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant operating losses and used cash in its operating activities for several years. For 2004, the Company had a net loss of $6,358,472 and used cash of $1,856,150 in operating activities. As of December 31, 2004 the Company has a working capital deficiency of $913,340 and a deficiency in assets of $2,987,500. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Management is in the continuing process of implementing its business plan and has begun to sell its marine propulsion systems. Additionally, management is actively seeking additional sources of capital. There can be no assurance that management can successfully implement its business plan or raise sufficient capital. Without sufficient additional capital or long-term debt and ultimately profitable operating results the Company will not be able to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

SOLOMON TECHNOLOGIES, INC.

BALANCE SHEET

MARCH 31, 2005

(UNAUDITED)
ASSETS

CURRENT ASSETS

Cash and cash equivalents	$23,012
Accounts receivable	995
Inventory	47,597
Prepaid expenses	15,575

Total current assets	87,179

Intangible assets, net	447,061
Equipment, net	26,876

Total assets	$561,116

LIABILITIES AND DEFICIENCY IN ASSETS

CURRENT LIABILITIES:

Notes payable	$54,985
Notes payable to related parties	190,000
Accounts payable	555,861
Accrued expenses	148,272
Customer deposits	4,470
Accrued payroll and payroll taxes	660,556
Current portion of long -term debt	2,583
Total Current Liabilities	1,616,727

Long-term debt, less current portion	6,564

REDEEMABLE SERIES A PREFERRED STOCK:
Designated 7,000,000 shares; 3,071,474 shares issued and outstanding; redemption	3,172,610
value at April 29, 2007 of $19,134,430
Total liabilities	4,795,901

COMMITMENTS AND CONTINGENCIES

DEFICIENCY IN ASSETS:
Common stock: $.001 par value, 50,000,000 shares authorized, 5,276,288 shares issued and outstanding	5,276
Additional paid-in capital	12,904,967
Accumulated deficit	(17,145,028)

Deficiency in assets	(4,234,785)

Total liabilities and deficiency in assets	$561,116
See accompanying notes.

SOLOMON TECHNOLOGIES, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2005	2004
NET SALES	$25,165	$56,068

COST OF GOODS SOLD	53,275	27,375

GROSS MARGIN	(28,110)	28,693

OPERATING EXPENSES:
Salaries and benefits	175,623	126,309
Noncash compensation	—	42,000
Professional fees	209,512	40,380
Advertising	10,340	27,488
Travel and entertainment	61,145	11,838
Rent	8,119	16,136
Other general and administrative	233,974	65,251

TOTAL OPERATING EXPENSES	698,713	329,402

OPERATING LOSS	(726,823)	(300,709)
OTHER
Interest expense	653,038	164,043
Loss on extinguishment of debt	39,924	-

NET LOSS	(1,419,785)	(464,752)

Preferred stock dividend	—	1,400

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(1,419,785)	$(466,152)

NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS	$(0.27)	$(0.10)

WEIGHTED AVERAGE SHARES OUTSTANDING	5,176,796	4,870,928

See accompanying notes.

SOLOMON TECHNOLOGIES, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2005	2004
OPERATING ACTIVITIES:
Net loss	$(1,419,785)	$(464,752)
Adjustments to reconcile net loss to net cash used by operating activities:
Common stock issued in lieu of salaries or services	90,000	42,000
Extinguishment loss on conversion of redeemable Series A preferred stock	39,924	-
Depreciation and amortization	24,872	37,515
Amortization of note discount	—	25,080
Accretion	651,667	—
Interest recorded in connection with conversion of debt	—	135,315
Changes in operating assets and liabilities:
Accounts receivable	(562)	(5,544)
Inventory	12,520	—
Other assets	24,445	—
Accounts payable and accrued expenses	183,771	(13,097)
Customer deposits	4,470	(3,781)
Accrued payroll and payroll taxes	(24,976)	93,974

NET CASH USED BY OPERATING ACTIVITIES	(413,654)	(153,290)

INVESTING ACTIVITIES:
Purchase of equipment	(1,998)	—

NET CASH USED BY INVESTING ACTIVITIES	(1,998)	—

FINANCING ACTIVITIES:
Proceeds from the issuance of Series A convertible preferred stock	—	134,000
Proceeds from the issuance of notes payable to related parties	190,000	—
Repayments of notes and loans payable	(360)	(1,959)

NET CASH PROVIDED BY FINANCING ACTIVITIES	189,640	132,000

CHANGE IN CASH AND CASH EQUIVALENTS	(226,012)	(21,249)
CASH AND CASH EQUIVALENTS, beginning of period	249,024	50,670

CASH AND CASH EQUIVALENTS, end of period	$23,012	$29,421

Supplemental Disclosure of Cash Flow Information:

Noncash investing and financing activities:
Conversion of bridge financing and accrued interest into common stock	$—	$134,829

Conversion of accrued payroll and expenses into common stock	$—	$6,000

See accompanying notes

Notes to Financial Statements (unaudited)

NOTE 1 - BASIS OF PRESENTATION

Solomon Technologies, Inc. (“STI” or the “Company”) develops and markets electric propulsion systems for marine applications. Management believes that the Company’s systems will have additional applications in the transportation, industrial and commercial sectors.

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The accompanying financial statements for the interim periods are unaudited. They reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation. These financial statements should be read in conjunction with the financial statements and related footnotes for the year ended December 31, 2004 contained in the annual report on Form 10-KSB as filed with the SEC. Operating results for interim periods are not necessarily indicative of the results for the full year.

NOTE 2 - ACCRUED PAYROLL AND PAYROLL TAXES

As of March 31, 2005, the Company had accrued payroll and unpaid payroll taxes of approximately $65,000 and accrued interest and penalties of $180,000 with respect to such taxes. The Company has received notice of delinquency from the U.S. Internal Revenue Service and believes that such notice could severely impact its operations or cause the Company to cease operations.

NOTE 3 - NOTES PAYABLE

On March 5, 2005, the Company borrowed $40,000 from Woodlaken, LLC. The note bears interest at 12% per annum, matures on July 15, 2005 and is secured by a lien on all of the Company’s assets. Woodlaken is managed by Gary Laskowski, the Company’s Chairman of the Board, and Jonathan Betts, a director. Woodlaken holds 150,000 shares of redeemable Series A preferred stock and warrants to acquire 300,000 shares of common stock. Woodlaken also holds an irrevocable proxy to vote all of the outstanding shares of redeemable Series A preferred stock.

On March 16, 2005, the Company borrowed $100,000 from Jezebel Management Corporation. The note bears interest at 12% per annum, matures on July 15, 2005 and is secured by a lien on all of the Company’s assets. The president of Jezebel is Michael D’Amelio, a director of the Company. Jezebel holds 250,000 shares of redeemable Series A preferred stock and warrants to acquire 500,000 shares of common stock.

On March 31, 2005, the Company borrowed $50,000 from Pinetree (Barbados) Inc. The note, which is dated April 1, 2005, bears interest at 12% and matures on July 15, 2005. Pinetree (Barbados) Inc. holds 1,171,474 of shares of redeemable Series A preferred stock and holds warrants to acquire 1,171,474 shares of common stock.

NOTE 4 - STOCK OPTIONS AND WARRANTS

The Company has a stock option plan for key employees, directors and consultants. All option grants are approved by the Board of Directors, which determines the number of options, the exercise price and the vesting period. Options granted under the plan have exercise prices of not less than the fair market value of the common stock on the grant date. The Company accounts for stock option grants in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants. Therefore, the Company has elected the disclosure provisions only of FASB Statement No. 123, "Accounting for Stock-Based Compensation".

For the purpose of pro forma disclosures, the estimated fair value of the stock options is expensed ratably over the vesting period. As of December 31, 2004 and 2003, all outstanding options and warrants were fully vested and exercisable. No options or warrants were issued for the periods ended March 31, 2005 and 2004. As such, there would have been no additional compensation expense had the Company applied the fair value recognition provisions of SFAS No. 123 for the three month periods ended March 31, 2005 and 2004.

In December 2004, the FASB issued a revised standard, SFAS No. 123R, "Share-Based Payment". SFAS No. 123R requires that a public entity measure the cost of equity based service awards based on the grant-date fair value of the award. That cost will be recognized over the period during which an employee is required to provide service in exchange for the award or the vesting period. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. A public entity will initially measure the cost of liability based service awards based on current fair value. The fair value of those awards will be re-measured subsequently at each reporting date through the settlement date. Changes in fair value during the requisite period will be recognized as compensation cost over that period. Under a rule adopted by the SEC on April 14, 2005, the Company is allowed to implement SFAS No. 123R for its fiscal year beginning January 1, 2006. The Company has not yet attempted to evaluate the likely effects on its financial statements.

During the three month period ended March 31, 2005, holders exercised 350,000 warrants in cashless transaction. In connection therewith, the Company issued 220,911 shares of common stock. Also in 2005, the Company completed a prior year transaction by exchanging 80,000 shares of common stock for 80,000 stock options.

There were 567,835 outstanding options with a weighted average exercise price of $1.29 per share and 6,114,387 outstanding warrants with a weighed average exercise price of $1.10 per share as of March 31, 2005.

NOTE 5 - REDEEMABLE PREFERRED STOCK

In January 2005, a preferred stock shareholder converted 50,000 shares of redeemable Series A preferred stock to 50,000 shares of common stock. In connection with this transaction, the Company recorded a $39,924 loss on extinguishment of debt which represented the difference between the carrying value of the preferred stock and the fair value of the common stock issued on the date of the transaction.

NOTE 6 - CONTINGENCIES

In March 2004, Ann Poyas, the Company’s former chief operating officer and a former director, her husband, Donald Poyas, the Company’s former vice president of procurement, and their son, Michael Poyas, a former consultant to the Company, brought a lawsuit in the Circuit Court for Charles County, Maryland, alleging that they are owed in the aggregate approximately $3,000,000. The Company believes that it has good and meritorious defenses against the complaint and is defending it vigorously.

In July 2004, Charles Shannon, the Company’s former vice president of sales and a former director, brought a lawsuit against the Company in the Circuit Court for Charles County, Maryland, alleging that he is owed approximately $2,000,000. The Company believes that it has good and meritorious defense against the complaint and is defending it vigorously.

The Company has accrued amounts that, in the opinion of management, fully reflect any liability the Company may have with respect to these lawsuits.

In May 2004, Donald James, the Company’s former president, submitted a claim alleging that he is owed unpaid wages. The Company believes that it has good and meritorious defenses against the complaint and is defending it vigorously.
The Company disagrees with the claim, no additional action has been brought by Mr. James.

NOTE 7 - CONCENTRATION OF RISK

Customers:

Two customers accounted for 67% and 29%, respectively, of sales for the three months ended March 31, 2005.

Supplier:

Presently the Company has one manufacturer for a principal component of its marine propulsion systems. If the supplier were to become unwilling or unable to continue fulfilling the Company’s orders, it could have a materially adverse effect on the Company’s financial position.

NOTE 8 - SUBSEQUENT EVENTS

On April 1, 2005, the Company borrowed $10,000 from Woodlaken, LLC. The note bears interest at 12% per annum, matures on July 15, 2005 and is secured by a lien on all of the Company’s assets. Woodlaken is managed by Gary Laskowski, the Company’s Chairman of the Board, and Jonathan Betts, a director. Woodlaken holds 150,000 shares of redeemable Series A preferred stock and warrants to acquire 300,000 shares of common stock. Woodlaken also holds an irrevocable proxy to vote all of the outstanding shares of redeemable Series A preferred stock.

On April 18, 2005, the Company borrowed $75,000 from Jezebel Management Corporation. The note bears interest at 12% per annum, matures on July 15, 2005 and is secured by a lien on all of the Company’s assets. The president of Jezebel is Michael D’ Amelio, a director of the Company. Jezebel holds 250,000 shares of redeemable Series A preferred stock and warrants to acquire 500,000 shares of common stock.

NOTE 9 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant operating losses and used cash in its operating activities for several years. For the first three months of 2005, the Company had a net loss of $1,419,785 and used cash of $413,654 in operating activities. As of March 31, 2005, the Company has a working capital deficiency of $1,529,548 and a deficiency in assets of $4,234,785. These conditions raise substantial doubts about the Company’s ability to continue as a going concern.

Management is continuing to implement its business plan and has begun to sell the Company’s marine propulsion systems. Additionally, management is actively seeking additional sources of capital. There can be no assurance that management can successfully implement its business plan or raise sufficient capital. Without sufficient additional capital or long term debt and ultimately profitable operating results the Company will not be able to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

SOLOMON TECHNOLOGIES, INC.

12,231,106 Shares of Common Stock
OFFERED BY SELLING STOCKHOLDERS

PROSPECTUS

AUGUST __, 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, the registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director's duty of loyalty to the registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

As permitted by the Delaware General Corporation Law, the registrant's bylaws provide that

•	the registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law;

•	the registrant may indemnify its other officers, employees and consultants to the extent permitted by the Delaware General Corporation Law;

•
the registrant is required to advance expenses, as incurred, to its directors and executive officers, and may advance such expenses to other officers, employees and consultants, in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.

The registrant intends to obtain directors' and officers' insurance to cover its directors and officers for certain liabilities, including coverage for public securities matters.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses in connection with the distribution of the securities being requested, all of which are to be paid by the registrant, are as follows:

Securities and Exchange Commission Registration Fee	$829.85
Printing	1,000
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	5,000
Transfer Agent and Registrar	2,000
Miscellaneous Fees and Expenses	5,000

Total	$28,829.85

All amounts other than the registration fee are estimates.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During 2002

On January 2, 2002, we sold 6,333 shares of common stock to three investors for cash at $2.00 per share.

In March 2002, we sold 27,500 shares of common stock to two investors for cash at $2.00 per share.

On March 22, 2002, we issued 13,000 shares of common stock to one person as payment for claims of a defective generator valued at $3.00 per share.

In September 2002, we sold 8,000 shares of common stock to three investors for cash at $2.00 per share.

In December 2002, we sold 15,000 shares of common stock to six investors for cash at $3.00 per share.

The sales of securities in 2002 listed above were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as sales solely to "accredited investors" in transactions by an issuer not involving a public offering.

On September 3, 2002, we issued 12,500 shares of common stock to one person as payment for past services valued at $37,500. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to an "accredited investor" in a transaction not involving a public offering.

On September 16, 2002, we issued 75,000 shares of common stock to two persons as payment for the acquisition of certain assets of Arrowcore Products LC valued at $150,000. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to an "accredited investor" in a transaction not involving a public offering.

During 2003

In February 2003, we sold 25,000 shares of common stock to one investor for cash at $2.00 per share.

In May 2003, we sold 24,000 shares of common stock to one investor for cash at $1.00 per share.

In May 2003, we sold 13,085 shares of common stock to seven investors for cash at $2.00 per share.

In May 2003, we sold $125,000 principal amount convertible notes and common stock purchase warrants to six investors for $125,000.

In June 2003, we issued 2,500 shares of common stock to two persons for cash at $2.00 per share.

In August 2003, we sold 92,500 shares of common stock to ten investors for cash at $2.00 per share.

The sales of securities for cash in 2003 listed above were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as sales solely to "accredited investors" in transactions by an issuer not involving a public offering.

On January 26, 2003, we issued 185,000 shares of common stock to two persons as payment for past services valued at $2.00 per share. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to "accredited investors" in a transaction not involving a public offering.

On January 26, 2003, we issued 50,000 shares of common stock to one person for services valued at $2.00 per share. The sale of these securities was determined to be exempt from registration under Rule 701 under the Securities Act.

On June 23, 2003, we issued 37,500 shares of common stock to two persons as payment for past services valued at $75,000. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. During the fourth quarter of 2003, we canceled 12,500 of these shares.

On June 23, 2003, we issued 1,000,000 shares of common stock to David E. Tether as payment for the acquisition of certain intellectual property rights valued at $2,000,000. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to an "accredited investor" in a transaction not involving a public offering.

On June 23, 2003, we issued 25,000 shares of common stock to one person for services valued at $2.00 per share. The sale of these securities was determined to be exempt from registration under Rule 701 under the Securities Act.

On June 23, 2003, we issued 663,089 shares of common stock and a warrant to purchase up to 132,618 shares of common stock to Cytation Corporation for consulting services to us. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder as a transaction by an issuer not involving a public offering.

In August 2003, as partial consideration for their past contributions to our company and to encourage their continued service, we issued to certain of our officers, directors and employees an aggregate of 242,500 stock options under our 2003 Stock Option Plan. The options are exercisable at $2.00 per shares and expire in August 2006. These options included an option granted to David E. Tether to purchase 115,000 shares of our common stock. All of the options were issued pursuant to the exemptions provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act. We registered our 2003 Stock Option Plan on Form S-8 on October 22, 2004.

On December 12, 2003, we renegotiated a convertible note issued to Pinetree (Barbados), Inc. The $572,490.22 principal amount note was convertible into shares of the registrant's common stock at $1.4635 per share. The registrant also issued Pinetree a warrant to purchase 50,000 shares of common stock at $1.00 per share for five years commencing 46 days after the registrant's common stock begins trading. The sale of the note and warrant was to a non-U.S. resident in a transaction exempt from registration under Regulation S under the Securities Act.

During 2004

On January 26, 2004, we issued promissory notes in the principal amount of $26,000 and warrants to purchase 26,000 shares of common stock to four investors for an aggregate of $26,000 in cash. The notes bore interest at 15% and were due on the earlier of June 24, 2004 or when we raised $1,000,000 from the sale of our securities. The warrants have an exercise price of $4.00 per share and expire January 26, 2009. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to an “accredited investor” in a transaction not involving a public offering.

In February 2004, we issued 35,000 shares of Series A Preferred Stock and warrants to purchase 35,000 shares of common stock to five investors for $140,000. The consideration received was $134,000 in cash and the surrender by one of the investors of our promissory note in the principal amount of $6,000. The warrants had an exercise price of $4.00 per share and were to expire January 26, 2009. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to an “accredited investor” in a transaction not involving a public offering. The securities were placed by First Dunbar Securities Corporation, who received a cash placement agent fee of $11,900.

In February 2004 we issued to a yacht dealer a warrant to purchase 150,000 shares of our common stock for a release of an exclusivity arrangement between our company and the dealer and for the dealer to assist us in marketing our products. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Regulation D thereunder as a transaction by an issuer not involving a public offering.

In April 2004, we issued 621,474 shares of Series A Preferred Stock and warrants to purchase 621,474 shares of common stock to Pinetree (Barbados) Inc. in exchange for, and in full satisfaction of, the Pinetree convertible note. At the time of the exchange, the principal and accrued interest was $621,474. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to an “accredited investor” in a transaction not involving a public offering.

In April 2004, we issued 140,000 shares of Series A Preferred Stock and warrants to purchase 280,000 shares of common stock to the five investors in the February 2004 Series A Preferred Stock private placement in return for their surrender of their old Series A Preferred Stock and warrants for new Series A Preferred Stock and warrants. The sales of these securities were determined to be exempt from registration under Section 4(2) of the

Securities Act and Rule 506 thereunder as sales by an issuer to “accredited investors” in transactions not involving a public offering.

In April and May 2004, we sold 1,745,000 shares of Series A Preferred Stock and warrants to purchase 3,490,000 shares of common stock to 23 investors for $1,745,000. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as sales by an issuer to “accredited investors” in transactions not involving a public offering. The securities were placed by First Dunbar Securities Corporation, who received a cash placement agent fee equal to 8.5% of the gross proceeds of offering and a warrant to purchase 250,000 shares of common stock at $0.33 per share that expires March 3, 2014.

On November 5, 2004, we sold an aggregate of 390,000 shares of Series A Preferred Stock and warrants to purchase an aggregate of 780,000 shares of common stock to five investors for $1.00 per unit in the initial closing of a second private placement of our Series A Preferred Stock and warrants. We sold an aggregate of an additional 225,000 shares of Series A Preferred Stock and warrants to purchase an additional 450,000 shares of common stock to two investors in a second closing of the private placement on December 23, 2004. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as sales solely to "accredited investors" in transactions by an issuer not involving a public offering. The securities were placed by First Dunbar Securities Corporation, who received a cash placement agent fee of $52,275, which was equal to 8.5% of the gross proceeds of the offering.

In April 2004, we settled with various employees to accept a significant reduction in the amount of back pay owing to them. We reduced the amount we were obligated to pay such employees by an aggregate of approximately $361,000. As partial consideration for waiving a portion of such back pay, we granted these employees stock options to purchase an aggregate of 305,335 shares of our common stock. The options, which were granted under our 2003 Stock Option Plan, are exercisable at $1.00-$2.00 per share and terminate on April 14, 2009.

On July 21, 2004, our board of directors authorized the grant of options for 25,000 shares of our common stock under our 2003 Stock Option Plan to each of our four non-employee directors as partial compensation for their services in 2004. We issued these options on October 20, 2004. The options were vested in full upon grant, have a ten year term and are exercisable at a price of $0.55 per share, the market value of our common stock on the date of grant.

Also on July 21, 2004, our board of directors authorized the grant of options for 100,000 shares of our common stock under the 2003 Stock Option Plan to each of Peter W. DeVecchis, Jr., our President, and David E. Tether, our Chief Technology Officer. We issued these options on October 20, 2004. The options have a ten year term and are exercisable at a price of $0.55 per share. Vesting of the options was contingent on the satisfaction of certain performance criteria by December 31, 2004. These options expired unexercised on January 1, 2005 when the performance criteria were not met.

On October 31, 2004, we issued warrants to purchase 10,000 shares of our common stock at a price of $4.00 per share to the Charles County EDC in satisfaction of certain obligations we owed to the Charles County EDC. The transaction was deemed to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

All of the foregoing options were issued pursuant to the exemptions provided by Rule 506 of Regulation D and/or Section 4(2) of the Securities Act. We registered our 2003 Stock Option Plan on Form S-8 on October 22, 2004.

On December 28, 2004, we issued warrants to purchase 50,000 shares of our common stock at a price of $3.15 per share to Investor Awareness, Inc. in consideration for services provided pursuant to a Consulting Agreement dated December 26, 2004. The transaction was deemed to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

During 2005

On January 14, 2005, we issued 106,078 shares of common stock upon exercise of warrants to purchase 125,000 shares of our common stock on a cashless basis to the placement agent for our April-May 2004 private placement. On January 28, 2005, we issued 51,526 shares of our common stock upon exercise of a warrant to purchase 100,000 shares of our common stock on a cashless basis to an investor from our April-May 2004 private placement. On January 26, 2005, we issued 100,690 shares of our common stock to a second investor in our April-May 2004 private placement who (i) converted 50,000 shares of our Series A Preferred Stock and (ii) exercised a warrant to purchase 100,000 shares of our common stock on a cashless basis. On March 14, 2005, we issued 12,617 shares of our common stock upon exercise of a warrant to purchase 25,000 shares of our common stock on a cashless basis to a third investor from our April-May 2004 private placement. The transactions were deemed to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as sales by an issuer to “accredited investors” in transactions not involving a public offering.

We issued 50,000 shares to two investors in consideration for past services on April 4, 2005. The transaction was deemed to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as sales by an issuer to “accredited investors” in transactions not involving a public offering.

On May 18, 2005, we issued and sold an aggregate of 330,000 shares of common stock to Charles Shannon and Mr. Shannon’s counsel, Mark J. Hardcastle. The shares were issued in settlement of a legal claim brought against us by Mr. Shannon. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On May 25, 2005, we granted an aggregate of 450,000 shares of common stock to our president, Peter W. DeVecchis, Jr., our chief financial officer, Sam Occhipinti, and our directors, Jonathan Betts, Michael D’Amelio and Gary M. Laskowski. These shares of common stock were granted in partial consideration for each person’s past contributions to the Company and to encourage their continued service to the Company. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On May 26, 2005, we issued and sold an aggregate of 105,000 shares of common stock to James T. Kirk, John R. Mikach and Barry DeGroot, designees of Homewood Products Corporation, in settlement of amounts owed by us to Homewood pursuant to a manufacturing agreement between the Company and Homewood dated

August 25, 2003. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On May 26, 2005, we issued and sold an aggregate of 775,000 shares of common stock to Anita Ann Poyas, Donald H. Poyas, Michael V. Poyas and Mark J. Hardcastle, counsel to Anita, Donald and Michael Poyas. The shares were issued in settlement of a legal claim brought against us by Anita, Donald and Michael Poyas. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On June 2, 2005, we issued and sold 7,800 shares of common stock to Robert Kaper and 10,000 shares of common stock to Investor Awareness, Inc. These shares were issued in settlement of indebtedness arising from services rendered to us by Mr. Kaper and Investor Awareness, Inc. The sales of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On June 9, 2005, we issued and sold 2,641 shares of common stock to John Iacobelli. These shares were issued in settlement of indebtedness arising from services rendered to us by Mr. Iacobelli. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

On June 27, 2005, we issued and sold 15,000 shares of common stock to Hugh Murray. These shares were issued in settlement of indebtedness arising from services rendered to us by Mr. Murray. The sale of these securities were determined to be exempt from registration under Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

On June 30, 2005, we issued 82,778 shares of common stock upon exercise of warrants to purchase 125,000 shares of our common stock on a cashless basis to the placement agent for our April-May 2004 private placement. The transaction was deemed to be exempt from registration under Section 4(2) of the Securities Act and Rule 506 thereunder as a sale by an issuer to an “accredited investor” in transactions not involving a public offering.

On August 5, 2005, we issued and sold 200,000 shares of Series B Preferred Stock to Davis & Gilbert LLP. These shares were issued in settlement of $200,000 of indebtedness arising from services rendered to us by Davis & Gilbert LLP. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On August 8, 2005, we granted 125,000 shares of common stock to our director Jonathan Betts. These shares of common stock were granted in partial consideration for Mr. Bett’s past contributions to the Company and to encourage his continued service to the Company. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On August 9, 2005, we issued and sold 318,016 shares of Series B Preferred Stock to Medusa Management LLC. Medusa was assigned $318,016 of indebtedness of the Company from certain vendors of the Company. These shares were issued in settlement of that indebtedness. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

On August 9, 2005, we granted 1,754 shares of common stock to our former director David Lindahl. These shares of common stock were granted in lieu of money owed for Mr. Lindahl’s attendance at a Board of

Director’s meeting of the Company. The sale of these securities was determined to be exempt from registration under Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
2.1	Agreement and Plan of Merger by and between Solomon Technologies, Inc., a Maryland corporation and Solomon Technologies, Inc., a Delaware corporation dated June 19, 2003 (1)
2.2	Agreement and Plan of Merger and Reorganization by and between Solomon Technologies, Inc., TCI Acquisition Corporation and Town Creek Industries, Inc., dated September 16, 2001 (1)
3.1	Certificate of Incorporation (1)
3.2	Amended and Restated Bylaws (5)
3.3	Amended Certificate of Designation of Rights Privileges and Preferences of Series A Preferred Stock (5)
3.4	Amendment to Certificate of Incorporation (6)
3.5	Amendment to Amended Certificate of Designation of Rights Privileges and Preferences of Series A Preferred Stock (7)
4.1	Specimen Common Stock Certificate (3)
5.1	Legal Opinion of Davis & Gilbert LLP*
10.1	Form of Bridge Convertible Note (1)
10.2	Form of Bridge Warrant (1)
10.3	Consulting Agreement by and between Solomon Technologies, Inc. and Cytation Corporation (1)
10.4	Form of Common Stock Purchase Warrant issued to Cytation Corporation (1)

10.5	2003 Stock Option Plan (6)

10.6	Agreement by and between Homewood Products Corporation and Solomon Technologies, Inc. dated August 25, 2003 (1)
10.7	Convertible Promissory Note issued to Pinetree (Barbados), Inc. dated July 31, 2003 (1)
10.8	Memorandum of Understanding by and between Pinetree (Barbados), Inc. and Solomon Technologies, Inc., et al, dated July 31, 2003 (1)
10.9	General Release by and between Pinetree Capital Corp. and Solomon Technologies, Inc., et al, dated July 31, 2003 (1)
10.10	Convertible Note Security Agreement by and between Pinetree (Barbados), Inc. and Solomon Technologies, Inc. dated July 31, 2003 (1)
10.11	Security Agreement by and between Pinetree (Barbados), Inc. and Town Creek Industries, Inc. dated July 31, 2003 (1)
10.12	Non-Disclosure Agreement by and between Pinetree (Barbados), Inc. and Solomon Technologies, Inc. dated July 31, 2003 (1)
10.13	Non-Disclosure Agreement by and between Pinetree (Barbados), Inc. and Town Creek Industries, Inc. dated July 31, 2003 (1)
10.14	Lease Agreement dated August 26, 2003 by and between Mary Lynne Hawkins and Solomon Technologies, Inc. (2)
10.15	Lease Agreement dated August 1, 2002 by and between D&M Rental Company and Solomon Technologies, Inc. (3)
10.16	Form of Lock-Up Agreement (4)
10.17	Agreement by and among Solomon Technologies, Inc., Town Creek Industries, Inc. and Pinetree (Barbados), Inc. dated December 12, 2003 (3)
10.18	Common Stock Purchase Warrant issued to Pinetree (Barbados), Inc. dated December 12, 2003 (3)
10.19	Registration Rights Agreement by and between Solomon Technologies, Inc. and Pinetree (Barbados), Inc. dated December 12, 2003 (3)
10.20	Securities Purchase Agreement by and among Solomon Technologies, Inc., Woodlaken, LLC, et al, dated April 15, 2004 (5)
10.21	Form of Common Stock Purchase Warrant (5)
10.22	General Release of All Claims dated April 30, 2004 by and among Pinetree (Barbados) Inc., Solomon Technologies, Inc. and Town Creek Industries, Inc. (5)
10.23	Form of Registration Rights Agreement by and among by and among Solomon Technologies, Inc., Woodlaken, LLC, et al, dated April 30, 2004 (5)
10.24	Stockholders’ Agreement by and among by and among Solomon Technologies, Inc., Woodlaken, LLC, David E. Tether, et al, dated April 30, 2004 (5)

10.25	Form of Irrevocable Proxy (5)
10.26	Placement Agent Agreement by and between Solomon Technologies, Inc. and First Dunbar Securities Corporation dated March 12, 2004 (5)
10.27	Employment Agreement by and between Solomon Technologies, Inc. and David E. Tether (8)
10.28	Employment Agreement by and between Solomon Technologies, Inc. and Peter DeVecchis (8)
10.29	Purchase Agreement dated as of June 19, 2004 among David E. Tether and Solomon Technologies, Inc. (9)
10.30	Placement Agent Agreement by and between Solomon Technologies, Inc. and First Dunbar Securities Corporation dated August 2, 2004 (9)
10.31	Amendment to Consulting Agreement with Cytation Corporation, dated as of October 20, 2004 (9)
10.32	Dealership Agreement with Nautique Propulsion Systems (9)
10.33	Termination and General Release by and between D&M Rental Company and Solomon Technologies, Inc. (9)
10.34	Senior Secured Promissory Note issued to Woodlaken, LLC (10)
10.35	Security Agreement by and among Solomon Technologies, Inc., Woodlaken, LLC and Jezebel Management Corporation dated March 7, 2005, as amended as of March 16, 2005 (10)
10.36	Senior Secured Promissory Note issued to Jezebel Management Corporation dated March 16, 2005 (10)
10.37	Senior Secured Promissory Note issued to Pinetree (Barbados) Inc. dated April 1, 2005 (11)
10.38	Senior Secured Promissory Note issued to Woodlaken, LLC dated April 1, 2005 (11)
10.39	Joinder Agreement by and between Solomon Technologies, Inc. and Pinetree (Barbados) Inc. dated April 1, 2005 (11)
10.40	Agreement by and among Solomon Technologies, Inc., Woodlaken, LLC, Jezebel Management Corporation and Pinetree (Barbados) Inc. dated April 5, 2005 (11)
10.41	Senior Secured Promissory Note issued to Jezebel Management Corporation dated April 18, 2005 (11)

10.42	Senior Secured Promissory Note issued to Coady Family LLC dated May 25, 2005 **
10.43	Joinder Agreement by and between Solomon Technologies, Inc. and Coady Family LLC dated May 25, 2005 **
10.44	Note Extension Agreement dated July 14, 2005, among the Registrant, Woodlaken, LLC, Jezebel Management Corporation, Pinetree (Barbados), Inc. and Coady Family LLC *
10.45	Senior Secured Promissory Note issued to Jezebel Management Corporation dated July 8, 2005*

21.1	List of Subsidiaries (9)
23.1	Consent of UHY LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Radin Glass & Co, LLP *
23.3	Consent of Davis & Gilbert LLP (included in Exhibit 5.1)
______________ * Filed herewith. ** Previously filed.

(1)	Incorporated by reference from the Registration Statement on Form SB-2, File No. 333-108977, filed on September 19, 2003.
(2)	Incorporated by reference from the Pre-Effective Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-108977, filed on November 12, 2003.
(3)	Incorporated by reference from the Pre-Effective Amendment No. 2 to the Registration Statement on Form SB-2, File No. 333-108977, filed on December 19, 2003.
(4)	Incorporated by reference from the Annual Report on Form 10-KSB filed on April 14, 2004.
(5)	Incorporated by reference from the Current Report on Form 8-K filed on May 14, 2004.
(6)	Incorporated by reference from the Quarterly Report on Form 10-QSB for the Quarter ended June 30, 2004.
(7)	Incorporated by reference from the Current Report on Form 8-K filed on November 9, 2004.
(8)	Incorporated by reference from the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2, File No. 333-10877, filed on June 30, 2004.
(9)	Incorporated by reference from the Registration Statement on Form SB-2, File No. 333-121723, filed on December 29, 2004.
(10)	Incorporated by reference from the Annual Report on Form 10-KSB filed on March 31, 2005.

(11)	Incorporated by reference from the Quarterly Report on Form 10-QSB filed on May 16, 2005.

ITEM 28. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which it offers or sell securities, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required in a post-effective amendment is incorporated by reference from periodic reports filed with the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act.

(2) That, for the purpose of determining any liability under the Securities Act, the undersigned will treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant, pursuant to the provisions described in Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarpon Springs in the State of Florida on August 10, 2005.

SOLOMON TECHNOLOGIES, INC.

By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.	President (Principal Executive Officer)	August 10, 2005

/s/ Sam Occhipinti*
Sam Occhipinti	(Principal Financial and Accounting Officer)	August 10, 2005

/s/ Jonathan Betts*
Jonathan Betts	Director	August 10, 2005

/s/ Michael D’Amelio*
Michael D’Amelio	Director	August 10, 2005

/s/ Gary M. Laskowski*
Gary M. Laskowski	Director	August 10, 2005

/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr. Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description
5.1	Legal Opinion of Davis & Gilbert LLP
10.44	Note Extension Agreement dated July 14, 2005, among the Registrant, Woodlaken, LLC, Jezebel Management Corporation, Pinetree (Barbados), Inc. and Coady Family LLC
10.45	Senior Secured Promissory Note issued to Jezebel Management Corporation dated July 8, 2005
23.1	Consent of UHY LLP, Independent Registered Public Accounting Firm
23.2	Consent of Radin Glass & Co, LLP